LEASE AGREEMENT

BETWEEN

MATRIX/AEW NB, LLC,

LESSOR,

-AND-

MILLENIUM HEALTH CARE INC.,

LESSEE.

DATED: September 11, 2012

Prepared by:

Andrew J. Camelotto, Esquire

Drinker Biddle & Reath LLP

500 Campus Drive

Florham Park, New Jersey 07932-1047

TABLE OF CONTENTS

			Page

PRELIMINARY STATEMENT			1
ARTICLE	1	DEFINITIONS	2
ARTICLE	2	DEMISE; TERM	10
ARTICLE	3	BASIC RENT; ADDITIONAL RENT	12
ARTICLE	4	REAL ESTATE TAXES	14
ARTICLE	5	OPERATING EXPENSES	16
ARTICLE	6	UTILITY COSTS	18
ARTICLE	7	MAINTENANCE, ALTERATIONS AND ADDITIONS; REMOVAL OF TRADE FIXTURES	20
ARTICLE	8	USE OF DEMISED PREMISES	22
ARTICLE	9	LESSOR’S SERVICES	23
ARTICLE	10	COMPLIANCE WITH REQUIREMENTS; RULES AND REGULATIONS	27
ARTICLE	11	COMPLIANCE WITH ENVIRONMENTAL LAWS	28
ARTICLE	12	DISCHARGE OF LIENS	32
ARTICLE	13	PERMITTED CONTESTS	32
ARTICLE	14	INSURANCE; INDEMNIFICATION	32
ARTICLE	15	ESTOPPEL CERTIFICATES	39
ARTICLE	16	ASSIGNMENT AND SUBLETTING	40
ARTICLE	17	CASUALTY	46
ARTICLE	18	CONDEMNATION	47
ARTICLE	19	EVENTS OF DEFAULT	48
ARTICLE	20	CONDITIONAL LIMITATIONS; REMEDIES	51
ARTICLE	21	ACCESS; RESERVATION OF EASEMENTS	54
ARTICLE	22	ACCORD AND SATISFACTION	55
ARTICLE	23	SUBORDINATION	55
ARTICLE	24	LESSEE’S REMOVAL	57
ARTICLE	25	BROKERS	59
ARTICLE	26	NOTICES	59
ARTICLE	27	NATURE OF LESSOR’S OBLIGATIONS	60
ARTICLE	28	SECURITY DEPOSIT	61
ARTICLE	29	MISCELLANEOUS	61

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TABLE OF CONTENTS

(Continued)

Page

ARTICLE	30	USA PATRIOT ACT	66
ARTICLE	31	EARLY TERMINATION RIGHT	67

SCHEDULE	A	DESCRIPTION OF LAND
SCHEDULE	B	BASIC RENT
SCHEDULE	C	FLOOR PLAN
SCHEDULE	D	FINISH WORK
SCHEDULE	E	DRAWINGS
SCHEDULE	F	RULES AND REGULATIONS

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LEASE AGREEMENT

LEASE AGREEMENT (this "Lease"), made as of September 11, 2012, between MATRIX/AEW NB, LLC (the "LESSOR"), a New Jersey limited liability company, having an address c/o Matrix Realty, Inc., 3 Centre Drive, Jamesburg, New Jersey 08831, and MILLENNIUM HEALTH CAREINC. (The "LESSEE"),a [______] corporation, having an address at [400 Garden City Plaza]. Suite 440 Garden City NY. 11530

PRELIMINARY STATEMENT

LESSOR is the owner in fee simple of a certain tract of land lying and being in the City of New Brunswick, County of Middlesex and State of New Jersey (the "Land"), as more particularly described on Schedule A annexed hereto, upon which there is an office building (the "Building"), commonly known as Plaza I, 303 George Street, New Brunswick, and other related improvements. For the purposes of this Lease, the Land and the Building, including all other improvements on the Land and all fixtures and appurtenances to the Land and the Building, are hereinafter collectively referred to as the "Premises".

The Premises is currently a part of a complex consisting of (a) an adjacent parcel of land (the "Adjacent Office Parcel") designated as Lot 2, Block 117.01 (formerly Lot 2, Block 117) on that certain survey entitled, "ALTA/ACSM Land Title Survey, Block 117.01 Lots 1 & 2, situated in the City of New Brunswick, Middlesex County, New Jersey," prepared by Birdsall Services Group, dated April 11, 2012 and revised April 30, 2012 (the "Survey") upon which is located an office building and other related improvements, and (b) an adjacent parcel of land designated as Lot 3, Block 117.01 on the Survey (the "Adjacent Parking Parcel")upon which is located certain driveways, parking areas and other related improvements.

LESSEE desires to lease from rentable square feet of office accordance with, and subject to, the LESSOR approximately 2,848 space in the Building in provisions of this Lease.

NOW, THEREFORE, LESSOR and LESSEE agree as follows:

ARTICLE 1

DEFINITIONS

1.1         As used in this Lease, the following terms have the following respective meanings:

Additional Rent: defined in Section 3.2.

Adjacent Office Parcel: defined in the Preliminary Statement.

Adjacent Parking: Parcel : defined in the Preliminary Statement.

Base Insurance Costs : LESSOR 'S Insurance Costs for the Base Period.

Base Opera ting: Expenses: LESSOR 'S Operating Expenses for the Base Period.

Base Period: the calendar year 2012.

Base Taxes: shall mean the Taxes for the Base Period.

  Base Utility Costs: shall be the costs of electric service and gas service for the Premises determined by multiplying the utility usage during the twelve (12) month period immediately preceding the date of this Lease by the average rates for transmission and generation in effect during said twelve (12) month period (including surcharges and fuel energy adjustments).

  Basic Rent: defined in Section 3.1 and specified in Schedule B annexed hereto.

  Basic Rent Payment Dates: the first day of each consecutive calendar month during the Term.

  Building: defined in the Preliminary Statement.

  Building's Complex Percentage: shall mean the quotient (converted to a percentage) of the total rentable square footage of the Building divided by the total rentable square footage of the Building and all other office buildings located on the Premises and the Adjacent Office Parcel from time to time.

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Building Holidays: shall mean Sunday, New Year’s Day President’s Day, Good Friday, Memorial Labor Day, Thanksgiving Day, the day Christmas Day. Sunday, New Year's Day, Independence after Thanksgiving Day, Day, and

Building Hours: 8:00 AM to 6:00 Friday and 8:00 AM to 1:00 PM on Saturday, Holidays. PM, Monday through except for Building

Commencement Date: defined in Section 2.2(b).

Demised Premises: the portion of the first (1st) floor of the building crossed-hatched on the floor plan annexed hereto as Schedule C. The Demised Premises is deemed to consist of 2,848 rentable square feet.

Early Termination Date: defined in Section 31.1. Early Termination Notice: defined in Section 31.1.

Environmental Laws: all statutes, regulations, codes and ordinances of any governmental entity, agency, authority and/or department relating to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution or (v) any other environmental or health matter, including, but not limited to, ISRA, the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et · and the regulations promulgated thereunder, the Hazardous Substance Discharge — Reports and Notices Act, N.J.S.A. 13:lK-15 et seq. and the regulations promulgated thereunder, and the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et · and the regulations promulgated thereunder.

Events of Default: defined in Article 19.

Excusable Delay: any delay caused by governmental action, or lack thereof; shortages or unavailability of materials and/or supplies; labor disputes (including, but not limited to, strikes, slow downs, job actions, picketing and/or secondary boycotts); fire or other casualty; delays in transportation; acts of God; directives or requests by any governmental entity, authority, agency or department; any court or administrative orders or regulations; adjustments of insurance; acts of declared or undeclared war, public disorder, riot or civil commotion; or by anything else beyond the reasonable control of LESSOR, including delays caused directly or indirectly by an act or a failure to act by LESSEE or LESSEE’S Visitors.

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Fair Market Value:      the amount a willing and independent buyer would pay for the Premises to a willing and independent seller (neither party being forced to buy or sell) if the Building were being used for the purposes permitted by this Lease.

Finish Work:      defined in Paragraph 1 of Schedule D annexed hereto.

Insurance Requirements: all terms of any insurance policy maintained by LESSOR with respect to the Premises and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Premises.

ISRA:   Industrial Site Recovery Act of the State of New Jersey, N. J. S. A. 13:1K-6 et. seq. and the regulations promulgated thereunder, together with any amendments thereto and/or substitutions thereof.

Land:        defined in the Preliminary Statement and described by metes and bounds annexed hereto as Schedule A.

Lease Expenses:   defined in Section 31.2(b).

Lease Year:    the twelve (12) month period commencing on the Commencement Date and expiring on the day immediately preceding the first (1st) anniversary of the Commencement Date, inclusive, and each succeeding twelve (12) month period during the Term; provided, however, if the Commencement Date is a day other than the first (1st) day of a calendar month, then the last Lease Year shall include the period from the anniversary of the Commencement Date to and including the Termination Date.

Legal Requirements:     all statutes, codes, ordinances, regulations, rules, orders, directives and requirements of any governmental entity, authority, agency and/or department, which now or at any time hereafter may be applicable to the Premises or any part thereof, including, but not limited to, all Environmental Laws.

LESSEE:      the party defined as such in the first paragraph of this Lease.

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LESSEE 'S Notice:      defined in Section 16.2.

LESSEE'S Proportionate Share:      for all purposes of this Lease, it is agreed to be [_____]%.

LESSEE 'S Visitors:       LESSEE'S agents, servants, employees, subtenants, contractors, invitees, licensees and all other persons invited by LESSEE into the Demised Premises as guests or doing lawful business with LESSEE.

LESSOR:      the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of LESSOR 'S interest in the Premises.

LESSOR 'S Estimated Insurance Costs:   defined in Section 14.2 (c).

LESSOR 'S Estimated Operating Expenses:   defined in Section 5.2.

LESSOR 'S Expense Statement:   defined in Section 5.2.

LESSOR 'S Insurance Costs:   defined in Section 14.2(a).

LESSOR 'S Insurance Statement:   defined in Section 14.2 (c).

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LESSOR'S Operating Expenses:     those costs or expenses paid or incurred by, or charged to, LESSOR in connection with the ownership, operation, management, maintenance and repair of the Premises, including, but not limited to, the cost of snow and ice removal; landscape and ground maintenance; regulation of traffic; the cost of sewer meter charges; water; window cleaning; exterminating; maintenance, repair and replacement of utility systems; maintenance, cleaning and repairs of any kind for which LESSOR is not reimbursed (including resurfacing and restriping of parking areas and driveways); painting and/or sealing of the exterior of the Building and other improvements; management fees; maintenance and service agreements; security services and/or alarm and fire protection systems and equipment; janitorial services; elevator service (if provided); wages, salaries, fringe benefits and other labor costs of all persons engaged by LESSOR in connection with the operation, maintenance and repair of the Premises; payroll taxes and workers ' compensation for such persons; legal and accounting expenses (except legal expenses incurred in preparing leases or enforcing the terms of leases); licenses, permits and other governmental charges; rentals of machinery and equipment used in t he operation and maintenance o f t he Premises; cost s or expenses pa id or incur red by, or charged t o, LESSOR in connection with the ownership, operation, management, maintenance and repair of the exterior common areas and common facilities (which shall include, without limitation, plaza areas, driveways, sidewalks, landscaped areas, walkways, parking areas and facilities servicing such common areas, but which shall not include any parking garages) now or hereafter located on the Adjacent Office Parcel or the Adjacent Parking Parcel; charges to LESSOR under any easement, declaration of covenants or other agreement benefiting the Premises (including contributions towards real estate taxes and assessments [or substitutes therefor or supplements there to] allocable to the exterior common areas and facilities of the Adjacent Office Parcel or the Adjacent Parking Parcel ); and any other expense or cost, which, in accordance with generally accepted accounting principles and the standard management practices for buildings comparable to the Building, would be considered as an expense of operating, managing, maintaining or repairing the Premises or the exterior common areas and facilities of the Adjacent Office Parcel and the Adjacent Parking Parcel. Excluded from LESSOR'S Operating Expenses are Taxes; LESSOR'S Insurance Costs; Utility Costs; capital improvement costs; costs reimbursed by insurance; the cost of any work or service performed by LESSOR for LESSEE or for any other tenant of the Building to the extent such work or service is not required by this Lease or the lease for such other tenant, whichever the case may be, regardless of whether LESSEE or such other tenant reimburses LESSOR; the cost of any work or service performed by LESSOR for any tenant of the Building pursuant to the terms of said tenant's lease to the extent such work or service is in excess of the work or service which LESSOR is obligated to perform under this Lease; costs in connection with preparing space for a new tenant; advertising expenses; real estate brokers' commissions; franchise, transfer, inheritance or capital stock taxes or other taxes imposed upon or measured by the income or profits of LESSOR; and administrative wages and salaries or any other general and administrative over head of LESSOR. All accounting for LESSOR'S Operating Expenses shall be on the accrual basis. In the event that, at any time during the Term, the Building is not fully leased and occupied by tenants, LESSOR'S Operating Expenses shall be projected as if the Building were fully occupied at all times.

LESSOR ' S Ta x Statement:    defined in Section 4. 2.

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LESSOR'S Utility Statement: defined in Section 6.2.

Lien: any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate mechanic's or material lien.

Lot: defined in Section 29.6.

Major Work: defined in Section 7.4(b).

Monthly Expense Payment: defined in Section 5.3.

Monthly Insurance Payment: defined in Section 14.2 (d).

Monthly Tax Payment: defined in Section 4.3.

Net Award:        any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any expenses incurred by LESSOR in recovering such amount.

Net Rental Proceeds:       in the case of a sublease, the amount by which the aggregate of all rents, additional charges or other consideration payable under a sublease to LESSEE by the subtenant (including sums paid for the sale or rental of LESSEE 'S fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) the Basic Rent plus all amounts payable by LESSEE pursuant to the provisions hereof during the term of the sublease in respect of the subleased space, (ii) brokerage commissions at prevailing rates due and owing to a real estate brokerage firm, (iii) other customary and reasonable costs incurred by LESSEE in connection with the subleasing, and (iv) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property included in the subletting; and in the case of an assignment, the amount by which all sums and other considerations paid to LESSEE by the assignee of this Lease for or by reason of such assignment (including sums paid for the sale of LESSEE'S fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) brokerage commissions at prevailing rates due and owing to a real estate brokerage firm, (ii) other customary and reasonable costs incurred by LESSEE in connection with the assignment, and (iii) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property sold to the assignee.

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New Space:   defined in Section 29.4(a).

NJDEP: defined in Section ll.5(b).

OFAC: defined in Section 30.1.

Option Period: defined in Section 2.5(a).

Order and Orders: defined in Section 30.1.

Premises: defined in the Preliminary Statement.

Prime Rate: the prime commercial lending rate publicly announced from time to time by Citibank N.A.

Projected Taxes defined in Section 4.2.

Recapture Notice: defined in Section 16.5(a).

Recapture Space: defined in Section 16.5(a).

Restoration: the restoration, replacement or rebuilding of the Building (excluding any alterations, additions and improvements installed by LESSEE, and any trade fixtures and personal property owned by LESSEE) or any portion thereof as nearly as practicable to its value, condition and character immediately prior to any damage, destruction or Taking.

Rules and Regulations: shall mean the rules and as same may be amended from regulations set forth in Schedule F, time to time as provided herein.

Survey: defined in the Preliminary Statement.

Taking: a taking of all or any part of the Premises, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military.

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Taxes : all substitutes therefore real estate taxes (including, without and assessments or limitation, amounts payable under any “payment-in-lieu agreement” (as herein after defined)) or supplements there to, upon, applicable, attributable or assessed against the Premises or any part thereof. If and to the extent that due to a change in the method of taxation or assessment any franchise, capital stock, capital, rent, income, profit or other tax or charge shall be substituted by the applicable taxing authority for the Taxes now or hereafter imposed upon the Premises or any part thereof, such franchise, capital stock, capital, rent, income, profit or other tax or charge shall be deemed included in the term “Taxes”, provided, however, that the amount of such tax, assessment, levy, imposition, charge or fee deemed to be included in the term “Taxes” shall be determined as if the Premises was the only asset of LESSOR and as if the rent received therefrom were the only income of LESSOR. The term “payment-in-lieu agreement”, as used herein, means any agreement pursuant to which, inter alia, payments are made in lieu of all or any portion of the real estate taxes which would otherwise be assessed against the Premises or any part thereof. LESSEE hereby acknowledges and agrees that (i) LESSOR shall have no obligation to enter in to any payment-in-lieu agreement, and (ii) if LESSOR elects, in its sole discretion, to enter into any payment-in-lieu agreement, LESSOR shall have no obligation to keep the agreement in effect, it being under stood that LESSOR shall have the right, in its sole discretion, at any time, to terminate or otherwise discontinue any such payment-in-lieu agreement.

Term: defined in Section 2.2.

Termination Date: the day immediately preceding the fifth (5th) anniversary of the Commencement Date, or such earlier date upon which the Term may expire or be terminated pursuant to any of the conditions of this Lease or pursuant to law; provided, however, if the day immediately preceding the fifth (5th) anniversary of the Commencement Date is not the last day of a calendar month, then the “Termination Date” shall be the last day of the calendar month in which such anniversary date occurs; provided, however, if LESSEE exercises its right to extend the Term for the Option Period, then the Termination Date shall be the day immediately preceding the eighth (8th) anniversary of the Commencement Date or such earlier date; provided, however, if the day immediately preceding the eight h (8th) anniversary of the Commencement Date is not the last day of a calendar month, then the Termination Date shall be the last day of the calendar month in which such anniversary date occurs.

Termination Payment: defined in Section 31.2(b).

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Underlying Encumbrance: defined in Section 23.1.

Utility Costs: the sum of (i) all costs (including surcharges and adjustments) paid or incurred by LESSOR for fuel, electric service and gas service for the Building and other portions of the Premises (including, but not limited to, all leased and leaseable areas, interior and exterior common areas and common facilities); and (ii) all costs (including surcharges and adjustments) paid or incurred by, or charged to, LESSOR for electric service for the exterior common areas and common facilities of the Adjacent Office Parcel and the Adjacent Parking Parcel.

Utility Increase: defined in Section 6.2.

Utility Payment: defined in Section 6.2.

ARTICLE 2

DEMISE; TERM

2.1      LESSOR, for and in consideration of the covenants hereinafter contained and made on the part of the LESSEE, does hereby demise and lease to LESSEE, and LESSEE does hereby hire from LESSOR, the Demised Premises, together with the non exclusive right to use the portions of the Premises intended for common use, subject, however, to the terms and conditions of this Lease.

2.2      (a) The term (the “Term”) of this Lease shall commence on the Commencement Date and shall end on the Termination Date.

(b)  The “Commencement Date” shall be deemed to be the earlier to occur of (i) the date on which LESSEE takes occupancy of the Demised Premises for the purposes of conducting its business or (ii) the date of LESSOR'S notice to LESSEE that the Finish Work is substantially completed.

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(c) As used herein, the phrase “substantially completed” shall mean that (i) the Finish Work has been completed, other than (x) details of construction, decoration and mechanical adjustments which are minor in character and the non-completion of which will not unreasonably interfere with LESSEE’S use of the Demised Premises, and (y) any part of the Finish Work which is not completed due solely to any act or omission of LESSEE or LESSEE’S Visitors; and (ii) LESSOR has obtained a valid temporary or permanent certificate of occupancy for the Demised Premises or, alternatively, LESSOR has completed all Finish Work necessary to entitle LESSOR to the issuance of a temporary or permanent certificate of occupancy other than any Finish Work which is not completed due solely to any act or omission of LESSEE or LESSEE’S Visitors. If the occurrence of any condition listed in the immediately preceding sentence shall be delayed due to any act or omission of any nature by LESSEE or LESSEE’S Visitors, including, but not limited to, delays due to changes in or additions to the Finish Work requested by LESSEE, delays in submission of information or estimates, delays in giving authorizations or approvals, or delays due to the postponement of any work at the request of LESSEE, then the Commencement Date shall be accelerated by a time period equal to the number of days of delay so caused by LESSEE or LESSEE’S Visitors.

(d) LESSEE acknowledges and agrees that neither LESSOR nor any employee, agent or representative of LESSOR has made any express or implied representations or warranties with respect to the physical condition of the Demised Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Demised Premises or any portion thereof, and that LESSEE is not relying upon any such representation or warranty in entering in to this Lease. Supplementing the foregoing, LESSEE agrees further to accept possession of the Demised Premises in its “ASIS” condition as of the date of this Lease, except for the Finish Work which LESSOR has agreed to complete.

2.3 LESSEE, by entering in to occupancy of any part of the Demised Premises, shall be conclusively deemed to have agreed that LESSOR up to the time of such occupancy had performed all of its obligations hereunder with respect to such part and that such part, except for (a) latent defects, and (b) minor details of construction, decoration and mechanical adjustment referred to above, was in satisfactory condition as of the date of such occupancy, unless within fifteen (15) days after such date LESSEE shall give notice to LESSOR specifying the respects in which the same was not in such condition.

2.4 When the Commencement Date occurs, upon the request of LESSOR, LESSOR and LESSEE shall enter into an agreement memorializing the Commencement and Termination Dates of this Lease; provided, however, that the failure to do so shall not affect the Commencement Date, the Termination Date or the validity of this Lease.

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2.5 (a) Subject to the provisions of this Section 2.5, LESSOR hereby grants to LESSEE the right to extend the Term for a three (3) year period from the fifth (5th) anniversary of the Comencement Date to the day immediately preceding the eighth (8th) anniversary of the Commencement Date, inclusive (the “Option Period”).

(b) Provided (x) LESSEE is not in default under this Lease as of the exercise of its extension right or as of the day preceding the commencement of the Option Period, (ii) LESSEE has not assigned this Lease or sublet all or any portion of the Demised Premises and (iii) LESSEE is occupying the entire Demised Premises, then LESSEE shall have the right to extend the Term for the Option Period by notice given to LESSOR at least twelve (12) months prior to the expiration of the original Term; LESSEE acknowledges and agrees that time is of the essence with respect to the giving of such notices. If LESSEE exercises its extension right, then all of the terms and conditions of this Lease shall apply during the Option Period, except that the Basic Rent shall be determined pursuant to the provisions of Section II of Schedule B, LESSOR shall not be obligated to perform any work to the Demised Premises or to give LESSEE any work allowance, LESSEE shall accept the Demised Premises in its then “AS IS” condition, and LESSEE shall not have any right to extend the Term beyond the expiration of the Option Period.

(c) The rights granted to LESSEE under this Section 2.5 are personal to Millennium Health Care Inc., and they cannot be assigned separately from this Lease or in connection with an assignment of this Lease.

ARTICLE 3

BASIC RENT; ADDITIONAL RENT

3.1 LESSEE shall pay rent (“Basic Rent”) to LESSOR during the Term in the amounts and at the times provided in Schedule B in lawful money of the United States of America, except as expressly provided in the next succeeding sentence. In the event the Commencement Date shall be other than a Basic Rent Payment Date, the Basic Rent and Additional Rent payable hereunder shall be prorated for the initial fractional month of the Term; such prorated amount, together with the first full monthly installment of Basic Rent and Additional Rent due for the next succeeding calendar month, shall be paid to LESSOR on the Commencement Date.

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3.2        In addition to the Basic Rent, LESSEE will pay and discharge when due, as additional rent (“Additional Rent”), all other amounts, liabilities and obligations which LESSEE herein agrees to pay to LESSOR, together with all interest, penal ties and costs which may be added thereto pursuant to the terms of this Lease; each such amount, liability and obligation, together with any interest, penalty and/or cost thereon, shall be deemed Additional Rent regardless of whether it is specifically referred to as Additional Rent in this Lease. LESSOR shall have all the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise for failure to pay Additional Rent as are available for nonpayment of Basic Rent.

3.3        If any installment of Basic Rent or Additional Rent is not paid when due, LESSEE shall pay to LESSOR on demand, as Additional Rent, a late charge equal to four percent (4%) of the amount unpaid. In addition, any installment or installments of Basic Rent or Additional Rent accruing hereunder which are not paid within ten (10) days after the date when due, shall bear interest at the Prime Rate from the due date thereof until the date of payment, which interest shall be deemed Additional Rent hereunder and shall be payable upon demand by LESSOR.

3.4        LESSEE will contract for and pay all charges for telecommunication services at any time rendered or used on or about the Demised Premises to the company providing the same before any interest or penalty may be added thereto and will furnish to LESSOR, upon request, satisfactory proof evidencing such payment.

3.5        Except as herein provided, LESSEE hereby covenants and agrees to pay to LESSOR during the Term, at LESSOR’S address for notices hereunder, or such other place as LESSOR may from time to time designate, without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind (i) the Basic Rent, without notice or demand, (ii) Additional Rent and (iii) all other sums payable by LESSEE hereunder. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall LESSEE have any right to terminate or avoid this Lease or be entitled to the abatement of any Basic Rent, Additional Rent or other sums payable hereunder or any reduction thereof, nor shall the obligations and liabilities of LESSEE hereunder be in any way affected for any reason. The obligations of LESSEE hereunder shall be separate and independent covenants and agreements.

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ART ICLE 4

REAL ESTATE TAX ES

4.1        LESSEE shall pay to LESSOR, as Additional Rent, LESSEE'S Proportionate Share of the amount by which the Taxes for any calendar year during the Term exceeds the Base Taxes; provided, however, that if any special assessments may be payable in installments, LESSOR may elect to pay same over the longest period allowed by law. LESSEE'S Proportionate Share of the Taxes for less than a calendar year shall be prorated and apportioned.

4.2        On or about January 1, 2 013, and thereafter within ninety (90) days following t he first day of each succeeding calendar year within the Term, LESSOR shall determine or estimate the amount by which the Taxes for the calendar year in question will exceed the Base Taxes (the “Project ed Taxes“) and shall submit such information to LESSEE in a written statement (“LESSOR'S Tax Statement“).

4.3        Commencing on the first Basic Rent Payment Date following the submission of any LESSOR'S Tax Statement and continuing thereafter on each successive Basic Rent Payment Date until LESSOR renders the next LESSOR'S Tax Statement, LESSEE shall pay to LESSOR on account of its obligation under Section 4.1 of this Lease, a sum (the “Monthly Tax Payment “) equal to one-twelfth (1/12) of LESSEE'S Proportionate Share of t he Projected Taxes for such calendar year. LESSEE'S first Monthly Tax Payment after receipt of LESSOR'S Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, with in the calendar year which shall have elapsed prior to such first Monthly Tax Payment, times the Monthly Tax Payment; minus any Additional Rent already paid by LESSEE on account of its obligation under Section 4.1 of this Lease for such calendar year.

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4. 4        Each LESSOR'S Tax Statement shall reconcile the payments made by LESSEE pursuant to the preceding LESSOR'S Tax Statement with LESSEE'S Proportionate Share of the actual Taxes imposed for the period covered thereby. Any balance due to LESSOR shall be paid by LESSEE with in thirty (30) days after LESSEE'S receipt of LESSOR'S Tax Statement; any surplus due to LESSEE shall be applied by LESSOR against the next accruing monthly installment (s) of Additional Rent due under this Article. If the Term has expired or has been terminated, LESSEE shall pay the balance due to LESSOR or, alternatively, LESSOR shall refund the surplus to LESSEE, whichever the case may be, within thirty (30) days after LESSEE'S receipt of LESSOR'S Tax Statement; provided, however, if the Term shall have been terminated as a result of a default by LESSEE, then LESSOR shall have the right to retain such surplus to the extent LESSEE owes LESSOR any Basic Rent or Additional Rent.

4.5        (a)        If LESSOR shall receive any refund of Taxes in respect of a calendar year and if LESSEE shall have paid Additional Rent based on the Taxes for that calendar year, LESSOR shall deduct from such tax refund any expenses, including, but not limited to, attorney’s fees and appraisal fees, incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, LESSOR shall credit LESSEE’S Proportionate Share of such refund against the next accruing monthly installments (s) of Additional Rent, or if the Term shall have expired, LESSEE'S Proportionate Share of such refund shall be refunded to LESSEE within thirty (30) days after receipt thereof by LESSOR; provided, however, (i) if the Term shall have expired as a result of a default by LESSEE, LESSOR shall have the right to retain LESSEE’S Proportionate Share of the refund to the extent LESSEE owes LESSOR any Basic Rent or Additional Rent, and (ii) LESSEE’S Proportionate Share of such refund shall not exceed the amount of Additional Rent actually paid by LESSEE on account of the Taxes for the calendar year in question. Any expenses incurred by LESSOR in contesting the validity or the amount of the assessed valuation of the Premises or any Taxes, to the extent not offset by a tax refund, shall be included as an intern of Taxes for the tax year in which such contest shall be finally determined for the purpose of computing the Additional Rent due LESSOR or any credit due to LESSEE hereunder.

(b)        Notwithstanding anything to the contrary contained in this Lease, LESSEE shall not have the right to contest or appeal the validity of any Taxes or the amount of the assessed valuation of the Premises.

4.6        While proceedings for the reduction in assessed valuation for any year are pending, the computation and payment of LESSEE’S Proportionate Share of Taxes shall be based upon the original assessments for such year.

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4.7        LESSEE shall also pay to LESSOR, as Additional Rent, upon demand, the amount of all increases in Taxes and/or all assessments or impositions made, levied or assessed against or imposed upon the Premises or any part thereof which are attributable to additions or improvements in, on or about the Demised Premises made by or on behalf of LESSEE or which in whole or in part belong to LESSEE.

4.8        In no event shall any adjustment in LESSEE’S obligation to pay Additional Rent under this Article 4 result in a decrease in the Basic Rent payable hereunder. LESSEE’S obligation to pay Additional Rent, and LESSOR’S obligation to credit and/or refund to LESSEE any amount, pursuant to the provisions of this Article 4, shall survive the Termination Date.

4.9        The provisions of Section 29.3 shall apply to LESSOR’S Tax Statement.

ARTICLE 5

OPERATING EXPENSES

5.1        LESSEE shall pa y to LESSOR, as Additional Rent, LESSEE’S Proportionate Share of the amount by which LESSOR’S Operating Expenses for any calendar year during the Term exceeds the Base Operating Expenses. LESSEE’S Proportionate Share of LESSOR’S Operating Expenses for less than a calendar year shall be prorated and apportioned.

5.2        On or about January 1, 2013, and thereafter within ninety (90) days following the first day of each succeeding calendar year within the Term, LESSOR shall determine or estimate the amount by which LESSOR’S Operating Expenses for the calendar year in question will exceed the Base Operating Expenses (“LESSOR’S Estimated Operating Expenses”) and shall submit such information to LESSEE in a written statement (“LESSOR’S Expense Statement”)

5.3        Commencing on the first Basic Rent Payment Date following the submission of any LESSOR’S Expense Statement and continuing thereafter on each successive Basic Rent Payment Date until LESSOR renders the next LESSOR’S Expense Statement, LESSEE shall pay to LESSOR on account of its obligation under Section 5.1 of this Lease, a sum (the “Monthly Expense Payment”) equal to one-twelfth (1/12) of LESSEE’S Proportionate Share of LESSOR’S Estimated Operating Expenses for such calendar year. LESSEE’S first Monthly Expense Payment after receipt of LESSOR’S Expense Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the calendar year which shall have elapsed prior to such first Monthly Expense Payment, times the Monthly Expense Payment; minus any Additional Rent already paid by LESSEE on account of its obligation under Section 5.1 of this Lease for such calendar year.

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5.4        Each LESSOR’S Expense Statement shall reconcile the payments made by LESSEE pursuant to the preceding LESSOR’S Expense Statement with LESSEE’S Proportionate Share of LESSOR’S Operating Expenses for the period covered thereby. Any balance due to LESSOR shall be paid by LESSEE within thirty (30) days after LESSEE’S receipt of LESSOR’S Expense Statement; any surplus due to LESSEE shall be applied by LESSOR against the next accruing monthly installment(s) of Additional Rent due under this Article. If the Term has expired or has been terminated, LESSEE shall pay the balance due to LESSOR or, alternatively, LESSOR shall refund the surplus to LESSEE, whichever the case may be, within thirty (30) days after LESSEE’S receipt of LESSOR’S Expense Statement; provided, however, if the Term shall have been terminated as a result of a default by LESSEE, then LESSOR shall have the right to retain such surplus to the extent LESSEE owes LESSOR any Basic Rent or Additional Rent.

5.5        LESSEE or its representative shall have the right to examine LESSOR’S books and records with respect to the reconciliation of LESSOR’S Operating Expenses for the prior calendar year set forth in LESSOR’S Expense Statement during normal business hours at any time within thirty (30) days following the delivery by LESSOR to LESSEE of such LESSOR’S Expense Statement. Unless LESSEE shall give LESSOR a notice objecting to said reconciliation and specifying the respects in which said reconciliation is claimed to be incorrect within fifteen (15) days after its examination of LESSOR’S books and records, said reconciliation shall be considered as final and accepted by LESSEE. Notwithstanding anything to the contrary contained in this Article, LESSEE shall not be permitted to examine LESSOR’S books and records or to dispute said reconciliation unless LESSEE has paid to LESSOR the amount due as shown on LESSOR’S Expense Statement; said payment is a condition precedent to said examination and/or dispute.

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5.6        In no event shall any adjustment in LESSEE’S obligation to pay Additional Rent under this Article 5 result in a decrease in the Basic Rent payable hereunder. LESSEE’S obligation to pay Additional Rent, and LESSOR’S obligation to credit and/or refund to LESSEE any amount, pursuant to the provisions of this Article 5, shall survive the Termination Date.

5.7        If any tenant in the Building for any reason shall not be provided all services generally provided by LESSOR to other tenants of the Building, then for purposes of determining LESSOR’S Operating Expenses, LESSOR shall reasonably estimate what LESSOR’S Operating Expenses would have been had such service been provided to all tenants.

5.8       LESSEE shall also pay to LESSOR, as Additional Rent, upon demand, the amount of any increase in LESSOR’S Operating Expenses which is attributable to LESSEE’S use or manner of use of the Demised Premises, to activities conducted on or about the Demised Premises by LESSEE or on behalf of LESSEE or to any additions, improvements or alterations to the Demised Premises made by or on behalf of LESSEE.

5.9        The provisions of Section 29.3 shall apply to LESSOR’S Expense Statement.

ARTICLE 6

UTILITY COSTS

6.1        LESSEE shall pay to LESSOR, as Additional Rent, LESSEE’S Proportionate Share of the amount by which the Utility Costs for any Lease Year during the Term exceeds the Base Utility Costs. LESSEE’S Proportionate Share of the Utility Costs for less than a Lease Year shall be prorated and apportioned.

6.2        If, at any time after the date of this Lease, there is an increase in the Utility Costs over the Base Utility Costs (such increase being hereinafter referred to as the “Utility Increase”), then LESSOR shall submit such information to LESSEE in a written statement (“LESSOR’S Utility Statement”). Commencing on the first Basic Rent Payment Date following the submission of any LESSOR’S Utility Statement and continuing thereafter on each successive Basic Rent Payment Date until LESSOR renders the next LESSOR’S Utility Statement, LESSEE shall pay to LESSOR on account of its obligation under Section 6.1 of this Lease, a sum (the “Utility Payment”) equal to LESSEE’S Proportionate Share of the Utility Increase.  If LESSOR’S Utility Statement is submitted after the effective date of such Utility Increase, then LESSEE’S first Utility Payment after receipt of LESSOR’S Utility Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which shall have elapsed between the period from the effective date of the Utility Increase and LESSEE’S payment of the first Utility Payment after receipt of LESSOR’S Utility Statement, times the Utility Payment; minus any Additional Rent already paid by LESSEE on account of its obligation under Section 6.1 of this Lease for such Lease Year.

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6.3        In connection with the submission of any LESSOR’S Utility Statement, LESSEE shall have the right, within thirty (30) days after its receipt of LESSOR’S Utility Statement, to request from LESSOR any back-up statements received by LESSOR from the applicable utility company with respect to the Utility Increase shown on the LESSOR’S Utility Statement in question. LESSOR agrees to provide such information to LESSEE within a reasonable period of time after its receipt of LESSEE’S request. Notwithstanding anything to the contrary contained in this Article, LESSEE shall not be entitled to the back-up statements or to dispute the Utility Increase unless LESSEE has paid to LESSOR the amount due as shown on LESSOR’S Utility Statement; said payment is a condition precedent to LESSEE’S right to receive said back-up statements and/or to dispute the Utility Increase.

6.4        In no event shall any adjustment in LESSEE’S obligation to pay Additional Rent under this Article 6 result in a decrease in the Basic Rent payable hereunder. LESSEE’S obligation to pay Additional Rent pursuant to the provisions of this Article 6 shall survive the Termination Date.

6.5        The provisions of Section 29.3 shall apply to LESSOR’S Utility Statement.

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ARTICLE 7

MAINTENANCE, ALTERATIONS AND

ADDITIONS; REMOVAL OF TRADE FIXTURES

7.1        LESSEE agrees to keep the Demised Premises (including all equipment and facilities therein) in good order and condition (except for ordinary wear and tear) and, except as provided in Section 7.2, will make all non-structural repairs, alterations, renewals and replacements, ordinary and extraordinary, foreseen or unforeseen, and shall take such other action as may be necessary or appropriate to keep and maintain the Demised Premises in good order and condition. Except as expressly provided in this Lease, LESSOR shall not be obligated in any way to maintain, alter or repair the Demised Premises. Notice is hereby given that, except with respect to repairs or restoration undertaken by LESSOR, LESSOR will not be liable for any labor, services or materials furnished or to be furnished to LESSEE, or to anyone holding the Demised Premises or any part thereof through or under LESSEE, and that no mechanics’ or other liens for any such labor or materials shall attach to or affect the interest of LESSOR in and to the Premises. Prior to making any repair or replacement to any supplemental HVAC unit or any other equipment in the Demised Premises for which LESSEE is responsible hereunder, LESSEE shall give LESSOR notice of LESSEE’S desire to make any such repair or replacement. Within fifteen (15) days after LESSOR’S receipt of such notice, LESSOR shall have the right, but not the obligation, to elect to perform such repair or replacement by notice given to LESSEE. If LESSOR elects to perform the repair or replacement, then LESSEE shall reimburse LESSOR upon demand, as Additional Rent, for the cost thereof.

7.2        LESSOR shall make all repairs and replacements to the foundation, the bearing walls, the structural columns and beams, the exterior walls, the exterior windows and the roof of the Building; provided, however, if such repairs and replacements are necessitated by the intentional acts or negligence of LESSEE or LESSEE’S Visitors, then LESSEE shall reimburse LESSOR, upon demand, for the reasonable cost thereof. The costs and expenses incurred by LESSOR in connection with such repairs and replacements shall be included in LESSOR’S Operating Expenses to the extent permitted by the terms of this Lease.

7.3        All maintenance and repair, and each addition, improvement or alteration, performed by, on behalf of or for the account of LESSEE (a) must not, individually or in the aggregate, lessen the Fair Market Value of the Building or adversely affect the usefulness of the Building for use as an office building, (b) shall be completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal and Insurance Requirements, (c) shall be completed free and clear of all Liens and (d) shall be performed by contractors approved by LESSOR to the extent such work involves any work to any electrical, mechanical, plumbing or other system of the Building, any work to the outside of the Building, any work to the roof of the Building or any work to any structural element of the Building.

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7.4        (a)         If there is no default by LESSEE under this Lease, LESSEE may, upon prior notice to LESSOR and submission of plans and specifications, make interior, non-structural additions, improvements or alterations to the Demised Premises having an aggregate cost not to exceed $10,000.00, so long as the same do not affect, alter, interfere with or disrupt any of the electrical, mechanical, plumbing or other system of the Building, do not affect the outside appearance of the Building, do not affect the roof of the Building, do not affect the ingress to or egress from the Demised Premises and do not affect any structural element of the Building.

(b)     LESSEE shall not make any addition, improvement or alteration of the Land or of the Building. In addition, LESSEE shall not make any addition, improvement or alteration of the Demised Premises having an aggregate cost in excess of $10,000.00, or affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building, or affecting the outside appearance, the roof, the ingress to or the egress from the Demised Premises and/or any structural element of the Building (any such work being hereinafter referred to as “Major Work”), unless LESSEE submits to LESSOR detailed plans and specifications therefor and LESSOR approves such plans and specifications in writing (which such approval shall be at LESSOR’S sole discretion). If LESSOR approves such work, LESSOR may, at any time within twenty (20) days after such approval, submit to LESSEE a proposal to undertake such work at a specified fixed price. If the fixed price submitted by LESSOR is equal to or less than other bids received by LESSEE from independent contractors utilizing union labor, LESSEE shall, at the request of LESSOR, engage LESSOR to undertake the Major Work in accordance with LESSOR’S proposal and the plans and specifications and at the price quoted by LESSOR. If the fixed price submitted by LESSOR is more than other responsible fixed price bids received by LESSEE from said independent, licensed contractors for the work shown on the plans and specifications approved by LESSOR, LESSEE shall deliver to LESSOR a photocopy of the lower bid which LESSEE desires to accept, certified by LESSEE to be a true and complete photocopy of the original bid. Within ten (10) days after the giving of such lower bid to LESSOR, LESSOR shall have the option to elect, by notice to LESSEE within said ten (10) day period, to agree to perform the work contemplated by said plans and specifications for the fixed price set forth on said lower bid. In the event of such election by LESSOR, LESSEE shall engage LESSOR to undertake the Major Work in accordance with the plans and specifications and LESSOR’S proposal at the fixed price set forth on said lower bid.

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7.5        (a)         All additions, improvements and alterations to the Demised Premises shall, upon installation, become the property of LESSOR and shall be deemed part of, and shall be surrendered with, the Demised Premises, unless LESSOR, by notice given to LESSEE at least thirty (30) days prior to the Termination Date, elects to relinquish LESSOR’S right thereto. If LESSOR elects to relinquish LESSOR’S right to any such addition, improvement or alteration, LESSEE shall remove said addition, improvement or alteration, shall promptly repair any damage to the Demised Premises caused by said removal and shall restore the Demised Premises to the condition existing prior to the installation of said addition, improvement or alteration; all such work shall be done prior to the Termination Date.

(b) At any time during the Term, LESSEE may install or place or reinstall or replace and remove from the Demised Premises any trade equipment, machinery and personal property belonging to LESSEE, provided that (i) LESSEE shall repair all damage caused by such removal and (ii) LESSEE shall not install any equipment, machinery or other items upon the roof of the Building or make any openings on or about such roof. Such trade equipment, machinery and personal property shall not become the property of LESSOR.

ARTICLE 8

USE OF DEMISED PREMISES

8.1        LESSEE shall not, except with the prior consent of LESSOR, use or suffer or permit the use of the Demised Premises or any part thereof for any purposes other than for general administrative offices; provided, however, anything in this Lease to the contrary notwithstanding, that (a) the portions of the Demised Premises which are identified as toilets or utility areas shall be used by LESSEE only for the purposes for which they are designed and (b) LESSEE complies with the requirements of Section 8.2 hereof.

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8.2        LESSEE shall not use, or suffer or permit the use of, the Demised Premises or any part thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein (including, but not limited to, the installation or operation of any electrical, electronic or other equipment) (a) which would violate any covenant, agreement, term, provision or condition of this Lease or is unlawful or in contravention of the certificate of occupancy for the Building, or is in contravention of any Legal or Insurance Requirement to which the Demised Premises is subject, or (b) which would overload or could cause an overload of the electrical or mechanical systems of the Building or which would exceed the floor load per square foot which the floor was designed to carry and which is allowed by law, or (c) which in the reasonable judgment of the LESSOR may in any way impair or interfere with the proper and economic heating, air conditioning of the Building or (d) suffer or permit the Building or any component thereof to be used in any manner or anything to be done therein or anything to be brought into or kept thereon which, in the reasonable judgment of LESSOR, would in any way impair or tend to impair or exceed the design criteria, the structural integrity, character or appearance of the Building, or result in the use of the Building or any component thereof in a manner or for a purpose not intended; nor shall the LESSEE use, or suffer or permit the use of, the Demised Premises or any part thereof in any manner, or do, or suffer or permit the doing of, anything therein or in connection with the LESSEE’S business or advertising which, in the reasonable judgment of the LESSOR, may be prejudicial to the business of LESSOR.

8.3        LESSEE shall obtain, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with the operation of LESSEE’S business at the Demised Premises.

ARTICLE 9

LESSOR’S SERVICES

9.1        LESSOR shall furnish to LESSEE only the services set forth in this Lease. All costs and expenses incurred by LESSOR in connection with providing said services shall be included in LESSOR’S Operating Expenses.

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9.2        (a) Throughout the Term, LESSOR shall supply (i) hot and cold water to any lavatories within or serving the Demised Premises; (ii) heat, ventilation and air conditioning to the Demised Premises during Building Hours each day (other than during Building Holidays) as and when reasonably required to maintain reasonably comfortable temperatures therein; (iii) passenger elevator service during Building Hours each day (other than during Building Holidays) to each floor above the street floor of the Building, with one of the elevators being subject to call during hours other than Building Hours or on Building Holidays; (iv) janitorial services for the Demised Premises after Building Hours each day (other than during Building Holidays); and (v) snow and ice removal each day (other than during Building Holidays) within a reasonable time after accumulation thereof.

(b) If LESSEE requires any services beyond the Building Hours, LESSOR will furnish the same in accordance with the provisions of this Section 9.2(b). LESSEE shall give LESSOR’S managing agent sufficient advance notice of such requirement, which notice shall be given on or before 12:00 PM on the day (other than a Building Holiday) such extra service is required; provided, however, if such extra service is required during a Building Holiday, then such notice shall be given not later than 12:00 PM of the last day (other than a Building Holiday) preceding the Building Holiday on which such extra service is required. LESSEE agrees to pay to LESSOR, as Additional Rent, the cost of such extra service within fifteen (15) days after receipt of a statement for such extra service; the cost of such extra service shall be determined in accordance with LESSOR’S then current schedule of costs for the Building service in question. Without limiting LESSOR’S right to increase its charge for after hours heating, ventilation and air conditioning service, LESSOR advises LESSEE that as of the date of this Lease, its current charge for such service is $75.00 per hour for each floor, or portion of a floor, to which such service is furnished.

9.3        (a)        Subject to the provisions of this Section 9.3, LESSOR agrees to furnish to the Demised Premises the Standard Electric Service (as herein defined). The term “Standard Electric Service” shall mean the amount of electricity required during Building Hours for the lights and outlets in the Demised Premises (as such exist as of completion of the Finish Work), assuming that (i) LESSEE has not connected to the outlets or the electrical system any fixtures, appliances or equipment (including, without limitation, any supplemental air conditioning equipment) other than electric typewriters, personal computers, calculators, Building standard lights, desk lights, photocopy machines and other small, ordinary office equipment, (ii) the electrical service required to the Demised Premises does not exceed 20 amp service, and (iii) there is no computer room within the Demised Premises.

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(b)     For the purposes of this Lease, LESSOR and LESSEE agree that the Basic Rent includes an amount for furnishing the Standard Electric Service to the Demised Premises. If, as a result of (i) the installation of additional fixtures, appliances or equipment in the Demised Premises or (ii) the use of electricity during non-Building Hours, then LESSOR shall have the right to submit to LESSEE a monthly electrical bill for the additional costs. LESSOR shall have the right to determine such additional costs by any reasonable means, including, without limitation, by causing a survey to be conducted from time to time (but not more frequently than once per year) by a reputable independent electrical consultant of the average monthly electrical consumption through the lights and outlets in the Demised Premises, the results of which shall be binding on LESSEE. LESSEE shall pay such additional costs to LESSOR, as Additional Rent, in arrears, within fifteen (15) days after its receipt of said statement. The costs of any such survey which LESSOR obtains shall be included in LESSOR’S Operating Expenses; provided, however, if the results of any such survey reveal that LESSEE’s average monthly electric consumption exceeds the Standard Electric Service, then LESSEE shall pay the costs of such survey to LESSOR as Additional Rent within fifteen (15) days after any request therefor from LESSOR.

(c)     In no event shall any adjustment in the electrical usage or rates result in a decrease in the Basic Rent payable hereunder.

(d)     Notwithstanding anything to the contrary contained in this Lease, LESSEE hereby expressly agrees and acknowledges that (i) LESSOR shall not be liable in any way to LESSEE (A) for any loss, damage, failure, defect or change in the quantity or character of electricity furnished to the Demised Premises, (B) or if such quantity or character of electricity furnished to the Demised Premises is no longer available or suitable for LESSEE’S requirements, or (C) for any cessation, diminution or interruption of the supply thereof.

9.4        (a)       LESSEE shall replace, at its sole cost and expense, all light bulbs, fluorescent lamps, Building standard lamps and bulbs, and all ballasts used by LESSEE in the Demised Premises with “like kind” bulbs, lamps and ballasts.

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(b)        LESSEE shall make no alteration to the existing electrical equipment or connect any fixtures, appliances or equipment thereto (other than electric typewriters, personal computers, calculators, desk lights, photocopy machines and other small, ordinary office equipment) without the prior written consent of LESSOR in each instance. Should LESSOR grant such consent, all additional risers or other equipment required therefor shall be provided by LESSOR and the cost thereof shall be paid by LESSEE as Additional Rent within fifteen (15) days after receipt of a statement for such cost.

9.5          LESSOR shall not be liable to LESSEE for any costs, expenses or damages incurred by LESSEE as a result of any failure to furnish any service hereunder, or any interruption of any utility service to the Demised Premises, and such failure or interruption (i) shall not be construed as a constructive eviction or eviction of LESSEE, (ii) shall not excuse LESSEE from failing to perform any of its obligations hereunder and (iii) shall not entitle LESSEE to any abatement or offset against Basic Rent or Additional Rent. LESSEE agrees that any service to be provided by LESSOR may be stopped and/or interrupted in connection with any inspection, repair, replacement or emergency.

9.6          The parties hereto shall comply with all mandatory and voluntary energy conservation controls and requirements imposed or instituted by the Federal, State or local governments and applicable to office buildings, or as may be required to operate the Building as an office building comparable to equivalent facilities in the Middlesex County area including, without limitation, controls on the permitted range of temperature settings in office buildings, and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with such controls or requirements shall be suspended for the duration of such controls or requirements. Compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of LESSEE from the Demised Premises and shall not entitle LESSEE to terminate this Lease or to an abatement of any Basic Rent or Additional Rent.

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ARTICLE 10

COMPLIANCE WITH REQUIREMENTS; RULES AND REGULATIONS

10.1        (a)           LESSEE will (i) comply with all Legal and Insurance Requirements applicable to the Demised Premises or the use thereof and (ii) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for its use of the Demised Premises and for the proper operation, maintenance and repair of the Demised Premises or any part thereof. LESSOR will join in the application (but at no cost to LESSOR) for any permit or authorization with respect to Legal Requirements if such joinder is necessary.

(b)         Supplementing the provisions of clause (i) of Section 10.1 (a), if any structural repairs or replacements are required in connection with such compliance, LESSOR shall perform such repairs or replacements for LESSEE'S account, and LESSEE shall reimburse LESSOR, upon demand, for the costs and expenses incurred by LESSOR in connection with such repairs or replacements.

10.2        LESSEE shall not do, or permit to be done, anything in or to the Demised Premises, or bring or keep anything therein which will, in any way, increase the cost of fire or public liability insurance on the Premises, or invalidate or conflict with the fire insurance or public liability insurance policies covering the Premises or any personal property kept therein by LESSOR, or obstruct or interfere with the rights of LESSOR or of other tenants, or in any other way injure LESSOR or other tenants, or subject LESSOR to any liability for injury to persons or damage to property, or interfere with good order of the Building, or conflict with the Legal Requirements. Any increase in fire insurance premiums on the Premises or the contents within the Building, or any increase in the premiums of any other insurance carried by LESSOR in connection with the Building or the Premises, caused by the use or occupancy of the Demised Premises by LESSEE and any expense or cost incurred in consequence of the negligence, carelessness or willful action of LESSEE, shall be Additional Rent and paid by LESSEE to LESSOR within ten (10) days of demand therefore made by LESSOR to LESSEE.

10.3        LESSEE shall comply, and shall cause LESSEE'S Visitors to comply, with the Rules and Regulations. LESSOR shall have the right to make reasonable additions and amendments to the Rules and Regulations from time to time, and LESSEE shall comply, and cause LESSEE'S Visitors to comply, with such additions and amendments after delivery of a copy thereof to LESSEE or the posting of a copy thereof in a prominent place in the Building. LESSOR shall not be liable for the failure of any lessee, sublessee, or their agents, employees and visitors to comply with the Rules and Regulations.

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ARTICLE 11

COMPLIANCE WITH ENVIRONMENTAL LAWS

11.1       Supplementing the provisions of Article 10, LESSEE shall comply, at its sole cost and expense, with all Environmental Laws in connection with its use and occupancy of the Demised Premises; provided, however, the provisions of this Article 11 shall not obligate LESSEE to comply with the Environmental Laws if such compliance is required solely as a result of the occurrence of a release, spill, discharge or other event before the Commencement Date, or if such release, spill, discharge or other event was not caused by the act, negligence or omission of LESSEE or LESSEE'S Visitors or did not arise out of or in connection with LESSEE'S use and occupancy of the Demised Premises.

11.2        LESSEE shall deliver promptly to LESSOR a true and complete photocopy of any correspondence, notice, report, sampling, test, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting LESSEE, LESSEE'S employees, or LESSEE'S use and occupancy of the Demised Premises.

11.3        (a)        Except as set forth in Section 11.3 (b), LESSEE shall not cause or permit any "hazardous substance" or "hazardous waste" (as such terms are defined in ISRA) to be brought, kept or stored on or about the Demised Premises, and LESSEE shall not engage in, or permit any other person or entity to engage in, any activity, operation or business on or about the Demised Premises which involves the generation, man ufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances and/or hazardous wastes.

(b)        LESSEE shall be permitted to maintain and use in the Demised Premises, in accordance with all applicable Environmental Laws, hazardous substances and hazardous wastes which are customarily used in the operation of a comparable Class A office space (such as, for example, copier fluid or common household type cleaning supplies). LESSEE shall maintain and use any such hazardous substances and hazardous wastes in small quantities customarily associated with a comparable office use.

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11.4        (a)        If a release, spill or discharge of a hazardous substance or a hazardous waste occurs on the Premises, LESSEE shall give LESSOR immediate oral and written notice of such release, spill and/or discharge, setting forth in reasonable detail all relevant facts. In the event such release, spill or discharge arose out of or in connection with LESSEE'S use and occupancy of the Demised Premises, or in the event such release, spill or discharge was caused by the act, negligence or omission of LESSEE or LESSEE'S Visitors, then LESSEE shall pay all costs and expenses relating to compliance with the applicable Environmental Law (including, without limitation, the costs and expenses of the site investigations and of the removal and remediation of such hazardous substance or hazardous waste).

(b)        Without relieving LESSEE of its obligations under this Lease and without waiving any default by LESSEE under this Lease, LESSOR shall have the right, but not the obligation, to take such action as LESSOR deems necessary or advisable to investigate or remove any hazardous substance or hazardous waste, or to investigate, cleanup, resolve or minimize the impact of or otherwise deal with any release, spill or discharge of any hazardous substance or hazardous waste. In the event the need for such investigation or removal of any hazardous substance or hazardous waste, or for investigation or cleanup of any release, spill or discharge arose out of or in connection with LESSEE'S use and occupancy of the Demised Premises, or in the event the need for investigation or removal of such hazardous substance or hazardous waste, or for investigation or cleanup of any release, spill or discharge was caused by the act, negligence or omission of LESSEE or LESSEE'S Visitors, then LESSEE shall pay to LESSOR on demand, as Additional Rent, all costs and expenses incurred by LESSOR in connection with any action taken by LESSOR.

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11.5       (a)        Notwithstanding anything to the contrary in this Lease, LESSEE shall not use the Demised Premises for any use which would qualify the Demised Premises as an "Industrial Establishment " under ISRA. If LESSEE'S operations at the Demised Premises now or hereafter qualify the Demised Premises as an "Industrial Establishment " (as defined under ISRA) or are subject to the provisions of any other Environmental Law, then without waiving any default by LESSEE under the immediately preceding sentence, LESSEE agrees to comply, at its sole cost and expense, with all requirements of ISRA and any other applicable Environmental Law to the satisfaction of LESSOR and the governmental entity, department or agency having jurisdiction over such matters (including, but not limited to, performing site investigations and performing any removal and remediation required in connection therewith), in connection with (i) the occurrence of the Termination Date, (ii) any termination of this Lease prior to the Termination Date, (iii) any closure, transfer or consolidation of LESSEE'S operations at the Demised Premises, (iv) any change in the ownership or control of LESSEE, (v) any permitted assignment of this Lease or permitted sublease of all or part of the Demised Premises, or (vi) any other action by LESSEE which triggers ISRA or any other Environmental Law.

(b)        In connection with subsection (a) above, if, with respect to ISRA, LESSEE has failed to obtain an unconditional final remediation document (as defined in ISRA) from the New Jersey Department of Environmental Protection ("NJDEP") or a New Jersey Licensed Site Remediation Professional (as defined in ISRA), as the case may be, and evidence reasonably satisfactory to LESSOR that all conditions to the effectiveness of such final remediation document have been fully satisfied (including, for example, evidence that the document has been executed and delivered by all parties and, if applicable, filed with NJDEP); or if LESSEE fails to otherwise comply with the provisions of ISRA prior to the Termination Date; or if, with respect to any other Environmental Law, LESSEE has failed to fully comply with the applicable provisions of such other Environmental Law prior to the Termination Date; then in any of the foregoing cases, LESSEE shall be deemed to be a holdover tenant, shall pay rent at the rate set forth in Section 24.3 and shall continue to diligently pursue compliance with ISRA and/or such other Environmental Law. Upon LESSEE'S full compliance with the provisions of ISRA or of such other Environmental Law, LESSEE shall deliver possession of the Demised Premises to LESSOR in accordance with the provisions of this Lease and such holdover rent shall be adjusted as of said date. Without limiting LESSEE'S obligations hereunder, if NJDEP commences an audit with respect to, or otherwise challenges or disapproves, any final remediation document, then LESSEE shall take all actions required by NJDEP and LESSOR to comply with the provisions of ISRA in connection therewith.

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11.6       (a)        In connection with (i) any sale or other disposition of all or part of LESSOR'S interest in the Premises, (ii) any change in the ownership or control of LESSOR, (iii) any foreclosure or (iv) any other action by LESSOR which triggers ISRA or any other Environmental Law, LESSOR shall comply, at its sole cost and expense, with all requirements of ISRA and such other applicable Environmental Law; provided, however, if any site investigation is required as a result of LESSEE'S use and occupancy of the Demised Premises, or the presence of a hazardous substance or hazardous waste, or a release, spill or discharge of a hazardous substance or hazardous waste caused by the act, negligence or omission of LESSEE or LESSEE'S Visitors, then LESSEE shall pay all costs associated with said site investigation; in addition, if any removal and remediation is required as a result of the presence of a hazardous substance or hazardous waste, or any release, spill or discharge of a hazardous substance or hazardous waste arising out of or in connection with LESSEE'S use and occupancy of the Demised Premises or caused by the act, negligence or omission of LESSEE or LESSEE'S Visitors, then LESSEE shall pay all costs associated with said removal and remediation.

(b)        If, in connection with such compliance, LESSOR requires any affidavits, certifications or other information from LESSEE, LESSEE agrees to cooperate with LESSOR and to deliver to LESSOR without charge all such documents within five (5) business days after LESSEE'S receipt of said request. LESSEE shall not be required to perform any investigations or conduct any tests in connection therewith unless such investigations or tests are required as a result of LESSEE'S use and occupancy of the Demised Premises, or the presence of a hazardous substance or hazardous waste, or the release, spill or discharge of a hazardous substance or hazard ous waste caused by the act, negligence or omission of LESSEE or LESSEE'S Visitors.

11.7        LESSEE hereby agrees to defend, indemnify and hold LESSOR harmless from and against any and all claims, losses, liability, damages and expenses (including, without limitation, site investigation costs, removal and remediation costs and attorneys ' fees and disbursements) arising out of or in connection with (i) LESSEE'S use and occupancy of the Demised Premises, (ii) the presence of a hazardous substance or hazardous waste, or any release, spill or discharge of a hazardous substance or hazardous waste caused by LESSEE or LESSEE'S Visitors and/or (iii) LESSEE'S failure to comply with the provisions of this Article 11.

11.8        If LESSOR has given to LESSEE the name and address of any holder of an Underlying Encumbrance, LESSEE agrees to send to said holder a photocopy of those items given to LESSOR pursuant to the provisions of Section 11.2.

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11.9        LESSEE'S obligations under this Article 11 shall survive the expiration or earlier termination of this Lease.

ARTICLE 12

DISCHARGE OF LIENS

LESSEE will discharge within fifteen (15) days after receipt of notice thereof any Lien on the Premises or the Basic Rent, Additional Rent or any other sums payable under this Lease, caused by or arising out of LESSEE'S acts or LESSEE'S failure to perform any obligation hereunder.

ARTICLE 13

PERMITTED CONTESTS

LESSEE may contest by appropriate proceedings, the amount, validity or application of any Legal Requirement which LESSEE is obligated to comply with or any Lien which LESSEE is obligated to discharge, provided that (a) such proceedings shall suspend the collection thereof, (b) no part of the Premises or of any Basic Rent or Additional Rent or other sum payable hereunder would be subject to loss, sale or forfeiture during such proceedings, (c) LESSOR would not be subject to any civil or criminal liability for failure to pay or perform, as the case may be, (d) LESSEE shall have furnished such security as may be required in the proceedings or reasonably requested by LESSOR, (e) such proceedings shall not affect the payment of Basic Rent, Additional Rent or any other sum payable to LESSOR hereunder or prevent LESSEE from using the Demised Premises for its intended purposes, and (f) LESSEE shall notify LESSOR of any such proceedings not less than ten (10) days prior to the commencement thereof, and shall describe such proceedings in reasonable detail. LESSEE will conduct all such contests in good faith and with due diligence and will, promptly after the determination of such contest, pay and discharge all amounts which shall be determined to be payable therein.

ARTICLE 14

INSURANCE; INDEMNIFICATION

14.1        (a)        LESSEE shall obtain, and shall keep in full force and effect, following at its sole cost and expense, during the Term, the insurance coverage’s, with insurers which are authorized to do business in the State of New Jersey and which are rated at least A–X in Best's Key Rating Guide:

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(i)          Commercial general liability insurance ("Occurrence Form," edition 1998 or later) (including, during any period when LESSEE is making alterations or improvements to the Dem ised Premises, coverage for any construction on or about the Demised Premises), with coverages for hazards of premises/operations, independent contractors, products and completed operations, contractual liability, advertising injury, bod ily injury, personal injury, death, and broad form coverage for property damage occurring on, in or about the Demised Prem ises, or as a result of ownership of facilities located on the Demised Premises, with no mold or fungus exclusions and no lim iting "insured versus insured " exclusion, in an amount per location and per occurrence of not less than the following:

$1,000,000	Each Occurrence
$2,000,000	Completed Operations Aggregate
$1,000,000	Personal Injury and Advertising Injury
$2,000,000	General Aggregate

(ii)         Workers' compensation insurance that covers all employees with the statutory benefits that are required by the workers' compensation laws in New Jersey;

(iii)        Employers liability insurance coverage with limits not less than the greater of (i) $500,000.00 each accident, $500,000.00 disease – each employee, and $500,000.00 disease – policy limit, and (ii) the full statutory liability of LESSEE;

(iv)        Business interruption insurance in such amounts as will reimburse LESSEE for direct and indirect loss of earnings attributable to those events commonly insured against by reasonable prudent tenants and/or attributable to LESSEE'S inability to access or to occupy (all or part of) the Demised Premises;

(v)         Special form ("All Risk") property insurance, including, without limitation, extended coverage, vandalism and malicious mischief coverage upon property of every description and kind owned, leased, rented or borrowed by LESSEE or for which LESSEE is legally liable and located within the Demised Premises (including, without limitation, furniture and equipment) or installed by or on behalf of LESSEE within the Demised Premises, including, without limitation, additions, alterations, improvements and installations to the Demised Premises made by or on behalf of LESSEE, in an amount equal to the full replacement cost thereof ;

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(vi)         Commercial umbrella liability insurance on a following form basis of the underlying commercial general liability and employer's liability coverage. The limits of liability of the umbrella policy shall be not less than $10,000,000.00 per occurrence and $10,000,000.00 aggregate. This policy shall not contain any limiting "insured versus insured" exclusion; and

(vii)        Such other insurance with respect to the Demised Premises in such amounts and against such insurable exposures (A) as may reasonably and customarily be required by any mortgagee holding a first lien upon the Building, or (8) as may be required by LESSOR, provided such amounts and such additional requirements imposed by LESSOR are then being customarily required by lessors of first-class office buildings in central New Jersey.

(b)         The policies of insurance required to be maintained by LESSEE pursuant to Section 14.1 shall (i) name LESSEE as the named insured, (ii) be reasonably satisfactory to LESSOR, (iii) provide that thirty (30) days ' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to LESSOR and that such insurance shall not be invalidated by any act or neglect of LESSOR or LESSEE or any owner of the Premises, nor by any change in the title or ownership of the Premises, nor by occupation of the Demised Premises for purposes more hazardous than are permitted by such policy, (iv) (except for worker's compensation insurance) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Demised Premises against the peril involved, whether collectible or not, (v) not have a deductible or self insured retention greater than $10,000.00, and (vi) be written on an "occurrence " basis and not a "claims-made basis"; and the policies of insurance required to be maintained by LESSEE pursuant to subsection 14.1 (a) (i) shall also include a contractual liability endorsement (with no limitation on the sole negligence of a third party) evidencing coverage of LESSEE'S obligation to indemnify LESSOR pursuant to Sections 11.7, 14.4, 16.13, 24.3, and 25 hereof. Upon request from LESSOR at any time, LESSEE shall deliver to LESSOR copies of any of the insurance policies which LESSEE is required to maintain hereunder. The commercial general liability and commercial umbrella liability insurance policies shall name the following parties as additional insureds on a primary non contributory basis with no limitation on the sole negligence of such additional insureds: LESSOR, the holder of any Underlying Encumbrance, any Building property manager, and their respective shareholders, partners, members, directors, officers, employees, representatives and agents, and any other party associated with the Building as LESSOR reasonably requests.

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(c)        Not less than ten (10) days prior to the Commencement Date, LESSEE shall deliver to LESSOR original or duplicate policies or certificates of the insurers evidencing all the insurance which is required to be maintained hereunder by LESSEE, and, within ten (10) days prior to the expiration of any such insurance, other original or duplicate policies or certificates evidencing the renewal of such insurance.

(d)        LESSEE shall not obtain or carry separate insurance concurrent in form or contributing loss with that required by Section 14.1.

14.2        (a)        LESSOR shall obtain, and shall keep in full force and effect during the Term, the following insurance coverages, with insurers which are authorized to do business in the State of New Jersey and which are rated at least A– in Best's Key Rating Guide:

(i)         property insurance on the Building with respect to risks from time to time included under a standard special form ("All Risk") policy, including, but not limited to, fire, vandalism, malicious mischief, loss of rental income endorsement (for a 12 month period) and ordinance coverage (but excluding flood and earthquake insurance), with an agreed amount endorsement in an amount equal to the full replacement cost of the Building, as determined from time to time (but not less often than once every year) by a method required by the insurer or insurers;

(ii)        commercial general liability insurance (including, during any period when LESSOR is making alterations or improvements to the Premises, coverage for any construction on or about the Premises), against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises, or as a result of ownership of facilities located on the Premises, in an amount per occurrence and with such deductible as required by the holder of any Underlying Encumbrance, or if none, as would be reasonably carried by a prudent owner of property similar to the Premises;

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(iii)        rental income insurance in an amount equal to the aggregate rental income from the Building, from time to time, for a period of twelve (12) months; and

(iv)        such other insurance carried in good faith by LESSOR and applicable to the Premises and/or the common areas and facilities of the Adjacent Office Parcel and /or the Adjacent Parking Parcel.

For the purposes of this Lease, the cost of the insurance coverages maintained by LESSOR under this Section 14.2 (a) is he re in after referred to as "LESSOR'S Insurance Costs"; provided, however, if LESSOR elects to carry commercial general liability insurance cover age pursuant to subsection (ii) of Sect ion 14.2 (a) which provides coverage applicable to both the Premises and the Adjacent Office Parcel and the building and improvements thereon, then only the Building's Complex Percentage of the costs for any such common liability policy shall be included as part of "LESSOR'S Insurance Costs".

(b)        LESSEE shall pay to LESSOR, as Additional Rent, LESSEE'S Proportionate Share of the amount by which LESSOR'S Insurance Costs for any Lease Year during the Term exceeds the Base Insurance Costs. LESSEE'S Proportionate Share of LESSOR'S Insurance Costs for less than a Lease Year shall be prorated and apportioned.

(c)        On or about January 1, 2013, and thereafter within ninety (9 0) days following the first day of each succeeding calendar year with in the Term, LESSOR shall determine or estimate the amount by which LESSOR'S Insurance Costs for the calendar year in quest ion will exceed the Base Insurance Costs ("LESSOR'S Estimated Insurance Costs") and shall submit such in formation to LESSEE in a written statement ("LESSOR'S Insurance Statement").

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(d)        Commencing on the first Basic Rent Payment Date following the submission of any LESSOR'S Insurance Statement and continuing the reafter on each successive Basic Rent Payment Date until LESSOR renders the next LESSOR'S Insurance Statement, LESSEE shall pay to LESSOR on account of its obligation under this Section 14.2, a sum (the "Monthly Insurance Payment") equal to one-twelfth (1/12) of LESSEE'S Proportionate Share of LESSOR'S Estimated Insurance Costs for such calendar year. LESSEE'S first Monthly Insurance Payment after receipt of LESSOR'S Insurance Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the calendar year which shall have elapsed prior to such first Monthly Insurance Payment, times the Monthly Insurance Payment; minus any Additional Rent already paid by LESSEE on account of its obligation under Section 14.2 of this Lease for such calendar year.

(e)        Each LESSOR'S Insurance Statement shall reconcile the payments made by LESSEE pursuant to the preceding LESSOR'S Insurance Statement with LESSEE'S Proportionate Share of LESSOR'S Insurance Costs for the period covered thereby. Any balance due to LESSOR shall be paid by LESSEE within thirty (30) days after LESSEE'S receipt of LESSOR'S Insurance Statement; any surplus due to LESSEE shall be applied by LESSOR against the next accruing monthly installment (s) of Additional Rent due under this Section 14.2. If the Term has expired or has been terminated, LESSEE shall pay the balance due to LESSOR or, alternatively, LESSOR shall refund the surplus to LESSEE, whichever the case may be, within thirty (30) days after LESSEE'S receipt of LESSOR'S Insurance Statement ; provided, however, if the Term shall have been terminated as a result of a default by LESSEE, then LESSOR shall have the right to retain such surplus to the extent LESSEE owes LESSOR any Basic Rent or Additional Rent.

(f)         In no event shall any adjustment in LESSEE'S obligation to pay Additional Rent under this Section 14.2 result in a decrease in the Basic Rent payable hereunder. LESSEE’S to pay Additional Rent, and LESSOR'S obligation to credit and/or refund to LESSEE any amount, pursuant to the provisions of this Section 14.2, shall survive the Termination Date.

(g)        The provisions of Section 29.3 shall apply to LESSOR'S Insurance Statement.

14.3         (a)        LESSOR hereby waives and releases LESSEE, and LESSEE hereby waives and releases LESSOR, from any and all liabilities, claims and losses for which the released party is or may be held liable to the extent of any insurance proceeds received by said injured party.

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(b)        Each party hereto agrees to have included in each of its property insurance policies (insuring the Building in the case of LESSOR, and insuring LESSEE'S personal property, trade fixtures, equipment and improvements in the case of LESSEE) a waiver of the insurer 's right of subrogation against the other party to this Lease. If there is any extra charge for such waiver, the party requesting the waiver shall pay the extra charge therefor. If such waiver is not enforceable or is unattainable, then such insurance policy shall contain either (i) an express agreement that such policy shall not be invalidated if LESSOR or LESSEE, whichever the case may be, waives the right of recovery against the other party to this Lease or (ii) any other form for the release of LESSOR or LESSEE, whichever the case may be.

14.4        LESSEE hereby indemnifies, and shall pay, protect and hold LESSOR harmless from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys ' fees and expenses) and judgments of any nature, (except to the extent LESSOR is compensated by insurance maintained by LESSOR or LESSEE hereunder and except for such of the foregoing as arise from the negligence, recklessness or willful misconduct of LESSOR, its agents, servants or employees), arising, or alleged to arise, from or in connection with, (i) any injury to, or the death of, any person or loss or damage to property on or about the Demised Premises, (ii) any violation of this Lease or of any Legal or Insurance Requirement, or (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Demised Premises or any part thereof. LESSEE will resist and defend any action, suit or proceeding brought against LESSOR by reason of any such occurrence by independent counsel selected by LESSEE which is reasonably acceptable to LESSOR. The obligations of LESSEE under this Section 14.4 shall survive any termination of this Lease.

14.5        LESSEE agrees to make no claim against LESSOR (a) for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of LESSEE or of any other person, or (b) for business interruption or consequential damages, it being understood that LESSEE assumes all risk in connection therewith, and LESSOR shall not be liable therefor, for any reason, including the negligence of LESSOR, its employees, agents, servants or invitees, or the breach by LESSOR of any provision of this Lease.

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ARTICLE 15

ESTOPPEL CERTIFICATES

15.1        At any time and from time to time, upon not less than ten (10) days ' prior notice by lessor, LESSEE shall execute, acknowledge and deliver to LESSOR a statement (or, if LESSEE is a corporation, an authorized officer of LESSEE shall execute, acknowledge and deliver to LESSOR a statement) certifying the following: (i) the Commencement Date, (ii) the Termination Date, (iii) the date (s) of any amendment (s) and / or modification (s) to this Lease, (iv) that this Lease was properly executed and is in full force and effect without amendment or modification, or, alternatively, that this Lease and a ll amendments and / or modifications there to have been properly executed and are in full force and effect, (v) the current annual Basic Rent, the current monthly installments of Basic Rent and the date on which LESSEE'S obligation to pay Basic Rent commenced, (vi) the current monthly installment of Additional Rent for Taxes and LESSOR'S Operating Expenses, (vii) the date to which Basic Rent and Additional Rent have been paid, (viii) the amount of the security deposit, if any, (ix) that all work to be done to the Demised Premises by LESSOR has been completed in accordance with his Lease and have been accepted by LESSEE, except as specifically provided in the estoppel certificate, (x) that no installment of Basic Rent or Additional Rent has been paid more than thirty (30) days in advance, (xi) that LESSEE is not in arrears in the payment of any Basic Rent or Additional Rent, (xii) that, to the best of LESSEE'S knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (xiii) that, to he best knowledge, LESSEE has no existing defenses, offsets, liens, claims or credits against the Basic Rent or Additional Rent or against enforcement of this Lease by LESSOR, (xiv) that LESSEE has not been granted any opt ions or rights of first refusal to extend the Term, to lease additional space, to terminate this Lease before the Termination Date or to purchase the Premises,except as specifically provided in this Lease, (xv) that LESSEE has not received any notice of violation of Legal Requirements or Insurance Requirements relating to the Premises or to the Demised Premises, (xvi) that LESSEE has not assigned this Lease or sublet a ll or any portion of the Demised Premises, (xvii) that no "hazardous substances " or "hazardous wastes " have been generated, manufactured, refined, transported, treated, stored, handled, disposed or spilled on or about the Demised Premises and (xviii) such other reasonable matters as the person or entity requesting the Certificate may request. LESSEE hereby acknowledges and agrees that such statement may be relied upon by any mortgagee, or any prospective purchaser, lessee, sublessee, mortgagee or assignee of any mortgage, of the Premises or any part thereof.

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15.2        If LESSEE shall fail or otherwise refuse to execute an estoppel certificate in accordance with Section 15.1, then and upon such event, LESSEE shall be deemed to have appointed LESSOR and LESSOR shall thereupon be regarded as the irrevocable attorney-in-fact of LESSEE duly authorized to execute and deliver the required certificate for and on behalf of LESSEE, but the exercise of such power shall not be deemed a waiver of LESSEE'S default.

ARTICLE 16

ASSIGNMENT AND SUBLETTING

16.1        Except as otherwise expressly provided in this Article 16, LESSEE shall not sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of any interest in this Lease or the Demised Premises, by operation of law or otherwise, without the prior written consent of LESSOR; and any such sale, assignment, transfer, hypothecation, mortgage, encumbering, concession, license, sublease, or other disposition without LESSOR'S consent shall be voidable at LESSOR'S election (which election shall be at LESSOR'S sole discretion). Any consent granted by LESSOR in any instance shall not be construed to constitute a consent with respect to any other instance or request. If the Demised Premises or any part thereof should be sublet, used, or occupied by anyone other than LESSEE, or if this Lease should be assigned by LESSEE, LESSOR shall have the right to collect rent from the assignee, subtenant, user or occupant, but no such assignment, subletting, use, occupancy or collection shall be deemed a waiver of any of LESSOR'S rights under the provisions of this Section 16.1, a waiver of any of LESSEE'S covenants contained in this Article 16, the acceptance of the assignee, subtenant, user or occupant as tenant, or a release of LESSEE from further performance by LESSEE of LESSEE'S obligations under the Lease.

16.2        If LESSEE shall desire to sublet the Demised Premises or to assign this Lease, it shall first submit to LESSOR a written notice ("LESSEE'S Notice") setting forth in reasonable detail:

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(a)         the name and address of the proposed sublessee or assignee;

(b)         the terms and conditions of the proposed subletting or assignment (including the proposed commencement date of the sublease or the effective date of the assignment, which shall be at least thirty (30) days after LESSEE'S Notice is given);

(c)        the nature and character of the business of the proposed sublessee or assignee;

(d)        banking, financial, and other credit information relating to the proposed sublessee or assignee, in reasonably sufficient detail, to enable LESSOR to determine the proposed sublessee's or assignee's financial responsibility; and

(e)        in the case of a subletting, complete plans and specifications for any and all work to be done in the Demised Premises to be sublet.

16.3        Within thirty (30) days after LESSOR'S receipt of LESSEE'S Notice, LESSOR agrees that it shall notify LESSEE whether LESSOR (i) consents to the proposed sublet or assignment, (ii) does not consent to the proposed sublet or assignment, or (iii) elects to exercise its recapture right, as described in Section 16.5. In the event LESSOR does not elect to exercise its recapture right, then LESSOR agrees not to unreasonably withhold its consent to the proposed sublet or assignment.

16.4        In addition to the foregoing requirements,

(a)        no assignment or sublease shall be permitted if, at the effective date of such assignment or sublease, LESSEE is in default under this Lease; and

(b)        no assignment or sublease shall be permitted unless LESSEE agrees, at the time of the proposed assignment or sublease and in LESSEE'S Notice, to pay to LESSOR, immediately upon receipt thereof, 100% of all Net Rental Proceeds, of whatever nature, payable by the prospective assignee or sublessee to LESSEE pursuant to such assignment or sublease.

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16.5        (a)         LESSOR shall have the right, to be exercised by giving written notice (the "Recapture Notice") to LESSEE within thirty (30) days after receipt of LESSEE'S Notice, to recapture the space described in LESSEE'S Notice (the "Recapture Space"). The Recapture Notice shall cancel and terminate this Lease with respect to the Recapture Space as of the date stated in LESSEE'S Notice for the commencement of the proposed assignment or sublease as fully and completely as if that date had been herein definitively fixed as the Termination Date, and LESSEE shall surrender possession of the Recapture Space as of such date. Thereafter, the Basic Rent and Additional Rent shall be equitably adjusted based upon the square footage of the Demised Premises then remaining, after deducting the square footage attributable to the Recapture Space.

(b)        In the event LESSOR elects to exercise its recapture right and the Recaptured Space is less than the entire Demised Premises, then LESSOR, at its sole expense, shall have the right to make any alterations to the Demised Premises required, in LESSOR'S reasonable judgment, to make such Recaptured Space a self-contained rental unit. LESSOR agrees to perform all such work, if any, with as little inconvenience to LESSEE'S business as is reasonably possible; provided, however, LESSOR shall not be required to perform such work after normal business hours or on weekends; and provided further, LESSOR shall not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of LESSEE'S use or possession of the Demised Premises, and shall not be liable to LESSEE for same.

16.6        In addition to the foregoing requirements, any sublease must contain the following provisions:

(a)        the sublease shall be subject and subordinate to all of the terms and conditions of this Lease, including without limitation, the provisions of Article 14 (Insurance; Indemnification). For the avoidance of doubt, during the term of any sublease, LESSEE and the sublessee shall each obtain and keep in full force and effect the insurance coverages required to be obtained and kept by LESSEE pursuant to Article 14;

(b)        at LESSOR'S option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, or by operation of law, prior to the expiration of such sublease, including extensions and renewals of such sublease, the subtenant shall make full and complete attornment to LESSOR for the balance of the term of the sublease. The attornment shall be evidenced by an agreement in form and substance satisfactory to LESSOR which the subtenant shall execute and deliver at any time within five (5) days after request by LESSOR or its successors and assigns;

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(c)        the term of the sublease shall not extend beyond a date which is one day prior to the Termination Date;

(d)        no subtenant shall be permitted to further sublet all or any portion of the subleased space or to assign its sublease without LESSOR'S prior written consent; and

(e)        the subtenant shall waive the provisions of any law now or subsequently in effect which may give the subtenant any right of election to terminate the sublease or to surrender possession of the space subleased in the event that any proceeding is brought by LESSOR to terminate this Lease.

16.7        Each of the following events shall be deemed to constitute an assignment of this Lease and each shall require the prior written consent of LESSOR:

(a)        any assignment or transfer of this Lease by operation of law; or

(b)        any hypothecation, pledge, or collateral assignment of this Lease; or

(c)        any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding; or

(d)        any assignment, transfer, disposition, sale or acquisition of a controlling interest in LESSEE to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; or

(e)        any issuance of an interest or interests in LESSEE (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding a controlling interest in LESSEE. For purposes of the immediately foregoing, a "controlling interest" of LESSEE shall mean 50% or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, membership interests or otherwise) of LESSEE.

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16.8        It is a further condition to the effectiveness of any assignment otherwise complying with this Article 16 that the assignee execute, acknowledge, and deliver to LESSOR an agreement in form and substance satisfactory to LESSOR whereby the assignee assumes all of the obligations of LESSEE under this Lease and agrees that the provisions of this Article 16 shall continue to be binding upon it with respect to all future assignments and deemed assignments of this Lease.

16.9        No assignment of this Lease nor any sublease of all or any portion of the Demised Premises shall release or discharge LESSEE from any liability, whether past, present, or future, under this Lease and LESSEE shall continue to remain primarily liable under this Lease.

16.10      LESSEE shall be responsible for obtaining all permits and approvals required by any governmental or quasi- governmental agency in connection with any assignment of this Lease or any subletting of the Demised Premises, and LESSEE shall deliver copies of these documents to LESSOR prior to the commencement of any work, if work is to be done.

16.11      If LESSOR consents to any proposed assignment or sublease and LESSEE fails to consummate the assignment or sublease to which LESSOR consented within ninety (90) days after the giving of such consent, LESSEE shall be required again to comply with all of the provisions and conditions of this Article 16 before assigning this Lease or subletting the Demised Premises. If LESSEE consummates the assignment or sublease to which LESSOR consented within said ninety (90) day period, LESSEE agrees that it shall deliver to LESSOR a fully executed, duplicate original counterpart of the assignment or sublease agreement within ten (10) days of the date of execution of such item.

16.12      LESSEE agrees that under no circumstances shall LESSOR be liable in damages or subject to liability by reason of LESSOR'S failure or refusal to grant its consent to any proposed assignment of this Lease or subletting of the Demised Premises.

16.13      If LESSOR withholds its consent of any proposed assignment or sublease, LESSEE shall defend, indemnify, and hold LESSOR harmless from and reimburse LESSOR for all liability, damages, costs, fees, expenses, penalties, and charges (including, but not limited to, reasonable attorneys' fees and disbursements) arising out of any claims that may be made against LESSOR by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

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16.14      (a)        Notwithstanding anything to the contrary contained in this Lease, in the event that this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to LESSOR, shall be and remain the exclusive property of LESSOR and shall not constitute property of LESSEE or of the estate of LESSEE within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting LESSOR'S property under the preceding sentence not paid or delivered to LESSOR shall be held in trust for the benefit of LESSOR and be promptly paid to or turned over to LESSOR.

(b)        If LESSEE proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to LESSEE, then notice of such proposed assignment setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer and (iii) the adequate assurance to be provided by LESSEE to assure such person's or entity's future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to LESSOR by LESSEE no later than twenty (20) days after receipt by LESSEE, but in any event no later than ten (10) days prior to the date that LESSEE shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption; for the purposes of clause (iii) of this sentence, the phrase "adequate assurance" shall mean the deposit of cash security in an amount equal to the Basic Rent and Additional Rent payable under this Lease for the next succeeding twelve (12) months (which annual Additional Rent shall be reasonably estimated by LESSOR). LESSOR shall thereupon have the prior right and option, to be exercised by notice to LESSEE given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to LESSOR an instrument confirming such assumption.

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ARTICLE 17

CASUALTY

17.1        If there is any damage to or destruction of the Demised Premises, LESSEE shall promptly give notice thereof to LESSOR, describing the nature and extent thereof.

17.2        If the Demised Premises are damaged, but no portion thereof is rendered untenantable, and this Lease is not terminated pursuant to Section 17.4, 17.5 or 17.6 hereof, LESSOR shall, at its own expense, cause Restoration to be completed as soon as reasonably practicable but in no event later than ninety (90) days from the occurrence, subject to any Excusable Delays, and the Basic Rent and Additional Rent shall not abate.

17.3        If the Demised Premises are damaged or destroyed and are rendered partially or wholly untenantable, and this Lease is not terminated pursuant to Section 17.4, 17.5 or 17.6 hereof,LESSOR shall, at its own expense, cause Restoration to be completed as soon as reasonably practicable but in no event later than one hundred eighty (180) days from the occurrence, subject to any Excusable Delays, and the Basic Rent and Additional Rent shall be equitably abated.

17.4        If, in the sole opinion of LESSOR, the Building is damaged or destroyed and the total cost of Restoration shall amount to thirty percent (30%) or more of the full insurable value of the Building, LESSOR, in lieu of Restoration, may elect to terminate this Lease, provided that notice of such termination shall be sent to LESSEE within sixty (60) days after the occurrence of such casualty. If LESSOR exercises its right to terminate this Lease, this Lease shall cease, terminate and expire, and all Basic Rent and Additional Rent shall be prorated, as of the date of such damage or destruction.

17.5        If the Building is damaged or destroyed and, in the reasonable opinion of LESSOR, more than one hundred eighty (180) days are necessary to complete Restoration, or if during the final year of the Term the Demised Premises are damaged or destroyed and rendered partially or wholly untenantable, LESSOR may elect to terminate this Lease provided notice of such termination shall be sent to LESSEE within sixty (60) days after the occurrence of such casualty. If LESSOR exercises its right to terminate this Lease, this Lease shall cease, terminate and expire, and all Basic Rent and Additional Rent shall be prorated, as of the date of such damage or destruction.

17.6        LESSOR shall not be required to expend for Restoration an amount in excess of (i) the Net Award received by it plus (ii) the amount of the deductible. In the event such amount is not adequate or the holder of an Underlying Encumbrance elects to retain the Net Award, LESSOR shall have the right to terminate this Lease provided notice of such termination shall be sent to LESSEE within sixty (60) days after the amount of such Net Award is ascertained, or after the date on which the holder of the Underlying Encumbrance notifies LESSOR that it has elected to retain the Net Award, whichever the case may be. If LESSOR exercises its right to terminate this Lease, this Lease shall cease, terminate and expire, and all Basic Rent and Additional Rent shall be prorated, as of the date of such damage or destruction.

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ARTICLE 18

CONDEMNATION

18.1        LESSEE hereby irrevocably assigns to LESSOR any award or payment to which LESSEE becomes entitled by reason of any Taking of all or any part of the Demised Premises, whether the same shall be paid or payable in respect of LESSEE'S leasehold interest hereunder or otherwise, except that LESSEE shall be entitled to any award or payment for the Taking of LESSEE'S trade fixtures or personal property or for loss of business, relocation or moving expenses provided the amount of the Net Award payable to LESSOR with respect to the fee interest is not diminished. All amounts payable pursuant to any agreement with any condemning authority which have been made in settlement of or under threat of any condemnation or other eminent domain proceeding shall be deemed to be an award made in such proceeding. LESSEE agrees that this Lease shall control the rights of LESSOR and LESSEE in any Net Award and any contrary provision of any present or future law is hereby waived.

18.2        In the event of a Taking of the whole of the Demised Premises, then the Term shall cease and terminate as of the date when possession is taken by the condemning authority and all Basic Rent and Additional Rent shall be paid up to that date.

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18.3        In the event of a Taking of thirty (30%) percent or more of the Demised Premises, then, if LESSEE shall determine in good faith and certify to LESSOR that the Taking of the Demised Premises or the applicable portion thereof will have a permanent, material adverse affect on LESSEE'S operations at the Demised Premises, LESSEE may, at any time either prior to or within a Period of sixty (60) days after the date when possession of such Demised Premises shall be required by the condemning authority, elect to terminate this Lease. In the event that LESSEE shall fail to exercise any such option to terminate this Lease, or in the event of a Taking of the Demised Premises under circumstances under which LESSEE will have no such option, then, and in either of such events, LESSOR shall, subject to the provisions of Section 18.4, cause Restoration to be completed as soon as reasonably practicable, but in no case later than ninety (90) days after the date the condemning authority takes possession of such portion of the Demised Premises, subject to any Excusable Delays, and the Basic Rent and Additional Rent thereafter payable during the Term shall be equitably prorated based upon the square foot area of the Building actually taken

18.4 If        (a)        the Net Award is inadequate to complete Restoration of the Demised Premises, or (b) in the case of a Taking of thirty (30%) percent or more of the Demised Premises, LESSEE has not elected to terminate this Lease pursuant to Section 18.3 hereof, then LESSOR may elect either to complete such Restoration or terminate this Lease by giving notice to LESSEE within sixty (60) days after (x) the amount of the Net Award is ascertained or (y) the expiration of the sixty (60) day period within which LESSEE may terminate this Lease (as described in Section 18.3 hereof), whichever the case may be. In such event, all Basic Rent and Additional Rent shall be apportioned as of the date the condemning authority actually takes possession of the Demised Premises.

Article 19

EVENTS OF DEFAULT

19.1        Any of the following occurrences, conditions or acts shall constitute an "Event of Default" under this Lease:

(a)        If LESSEE shall default in making payment when due of any Basic Rent, Additional Rent or other amount payable by LESSEE hereunder, and such default shall continue for five (5) days; or

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(b)        if LESSEE shall fail to take actual occupancy of the Demised Premises within ninety (90) days after the Commencement Date or shall thereafter vacate the Demised Premises for a period in excess of sixty (60) days; provided, however, in the event LESSEE is required to vacate the entire Demised Premises as a result of a casualty, an Event of Default shall not be deemed to have occurred unless LESSEE fails to take actual occupancy of the Demised Premises within ninety (90) days after the Restoration has been substantially completed; or

(c)        if the Demised Premises shall be abandoned by LESSEE for a period of thirty (30) consecutive days; or

(d)        if LESSEE or any guarantor shall file a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent, or shall commit any act of bankruptcy as defined in any such law, or shall take any action in furtherance of any of the foregoing; or

(e)        if a petition or answer shall be filed proposing the adjudication of LESSEE or any guarantor as a bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (i) LESSEE or such guarantor shall consent to the filing thereof, or (ii) such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or

(f)        if a receiver, trustee or liquidator (or other similar official) of LESSEE or any guarantor or of all or substantially all of its business or assets or of the estate or interest of LESSEE in the Demised Premises shall be appointed and shall not be discharged within sixty (60) days thereafter or if LESSEE or such guarantor shall consent to or acquiesce in such appointment; or

(g)        if the estate or interest of LESSEE in the Demised Premises shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment; or

(h)        if LESSEE shall use or suffer or permit the use of the Demised Premises or any part thereof for any purpose other than expressly specified in Section 8.1; or

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(i)          if LESSEE fails to comply with any of the provisions of Article 11; or

(j)          if LESSEE fails to discharge any Lien within the time period set forth in Article 12; or

(k)         if LESSEE fails to maintain the insurance required pursuant to Article 14, or LESSEE fails to deliver to LESSOR the insurance certificates required by Article 14 within the time periods set forth in Section 14.1(c); or

(1)         if LESSEE fails to deliver to LESSOR the estoppel certificate required by Article 15 within the time period set forth therein; or

(m)        if LESSEE assigns this Lease or sublets all or any portion of the Demised Premises without complying with all the provisions of Article 16; or

(n)         if LESSEE fails to deliver to LESSOR the subordination agreement required by Section 23.1 within the time period set forth therein; or

(o)         if LESSEE fails to comply with any Legal or Insurance Requirement, and such failure continues for a period of ten (10) days after LESSOR shall have given notice to LESSEE specifying such default and demanding that the same be cured; or

(p)         if LESSEE shall default in the observance or performance of any provision of this Lease other than those provisions contemplated by clause (a) through (o), inclusive, of this Section 19.1, and such default shall continue for thirty (30) days after LESSOR shall have given notice to LESSEE specifying such default and demanding that the same be cured (unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such period of thirty (30) days, in which case LESSEE shall have such longer period as shall be necessary to cure the default, so long as LESSEE proceeds promptly to cure the same within such thirty (30) day period, prosecutes the cure to completion with due diligence and advises LESSOR from time to time, upon LESSOR'S request, of the actions which LESSEE is taking and the progress being made); or

(q)         if any guarantor defaults under the terms and conditions of the guaranty delivered to LESSOR, and such default continues beyond any applicable cure period contained therein, or if any of the representations and/or warranties made by any guarantor are untrue or materially misleading as of the date of the guaranty delivered to LESSOR.

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ARTICLE 20

CONDITIONAL LIMITATIONS; REMEDIES

20.1 This Lease and the Term and estate hereby granted are subject to the limitation that whenever an Event of Default shall have happened and be continuing, LESSOR shall have the right, at its election, then or thereafter while any such Event of Default shall continue and notwithstanding the fact that LESSOR may have some other remedy hereunder or at law or in equity, to give LESSEE written notice of LESSOR'S intention to terminate this Lease on a date specified in such notice, which date shall be not less than five (5) days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all right of LESSEE hereunder shall expire and terminate, and LESSEE shall be liable as hereinafter in this Article 20 provided. If any such notice is given, LESSOR shall have, on such date so specified, the right of re-entry and possession of the Demised Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of LESSEE. Should LESSOR elect to re-enter as herein provided or should LESSOR take possession pursuant to legal proceedings or pursuant to any notice provided for by law, LESSOR may from time to time re-let the Demised Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as LESSOR may deem advisable, with the right to make alterations in and repairs to the Demised Premises.

20.2 In the event of any termination of this Lease as in this Article 20 provided or as required or permitted by law, LESSEE shall forthwith quit and surrender the Demised Premises to LESSOR, and LESSOR may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event LESSEE and no person claiming through or under LESSEE by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and LESSOR at its option shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from LESSEE, as and for liquidated damages, the sum of:

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(a) all Basic Rent, Additional Rent and other amounts payable by LESSEE hereunder then due or accrued and unpaid, and

(b) for loss of the bargain, an amount equal to the aggregate of all unpaid Basic Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate equal to six percent (6%) per annum; and

(c) all other damages and expenses (including attorneys' fees and expenses), which LESSOR shall have sustained by reason of the breach of any provision of this Lease.

20.3 Nothing herein contained shall limit or prejudice the right of LESSOR, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

20.4 In the event that LESSEE should abandon the Demised Premises, LESSOR may, at its option and for so long as LESSOR does not terminate LESSEE'S right to possession of the Demised Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Basic Rent, Additional Rent and other payments as they become due hereunder. Additionally, LESSOR shall be entitled to recover from LESSEE all costs of maintenance and preservation of the Demised Premises, and all costs, including attorneys' and receiver's fees, incurred in connection with the appointment of or performance by a receiver to protect the Demised Premises and LESSOR'S interest under this Lease.

20.5 Nothing herein shall be deemed to affect the right of LESSOR to indemnification pursuant to Section 14.4 of this Lease.

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20.6 At the request of LESSOR upon the occurrence of an Event of Default, LESSEE will quit and surrender the Demised Premises to LESSOR or its agents, and LESSOR may without further notice enter upon, re-enter and repossess the Demised Premises by summary proceedings, ejectment or otherwise. The words enter, re-enter", and "re-entry" are not restricted to their technical legal meanings.

20.7 If either LESSOR or LESSEE shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that said party was in default, the defaulting party shall pay to the non-defaulting party all reasonable fees, costs and other expenses incurred by the nondefaulting party in connection therewith, including reasonable attorneys' fees and expenses. In the event it is determined that said party was not in default, then the party alleging said default shall pay to the other party all the aforesaid reasonable fees, costs and expenses incurred by said party.

20.8 If LESSEE shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, LESSOR, without thereby waiving such default, may perform the same for the account and at the expense of LESSEE (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any Legal or Insurance Requirement, or in the imposition of any Lien against all or any portion of the Premises and (b) in any other case if such default continues after thirty (30) days from the date of the giving by LESSOR to LESSEE of notice of LESSOR'S intention so to perform the same. All costs and expenses incurred by LESSOR in connection with any such performance by it for the account of LESSEE and also all costs and expenses, including attorneys' fees and disbursements incurred by LESSOR in any action or proceeding (including any summary dispossess proceeding) brought by LESSOR to enforce any obligation of LESSEE under this Lease and/or right of LESSOR in or to the Demised Premises, shall be paid by LESSEE to LESSOR upon demand.

20.9 Except as otherwise provided in this Article 20, no right or remedy herein conferred upon or reserved to LESSOR or LESSEE is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver by LESSOR or by LESSEE of any provision of this Lease shall be deemed to have been made

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unless expressly so made in writing. LESSOR and LESSEE shall be entitled, to the extent permitted by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to a decree compelling observance or performance of any provision of this Lease, or to any other legal or equitable remedy.

ARTICLE 21

ACCESS; RESERVATION OF EASEMENTS

21.1 LESSOR and LESSOR'S agents and representatives shall have the right to enter into or upon the Demised Premises, or any part thereof, at all reasonable hours for the following purposes: (1) examining the Demised Premises; (2) making such repairs or alterations therein as may be necessary in LESSOR'S sole judgment for the safety and preservation of the Demised Premises; (3) erecting, maintaining, repairing or replacing wires, cables, ducts, pipes, conduits, vents or plumbing equipment running in, to or through the Building; (4) showing the Demised Premises to prospective new tenants during the last twelve (12) months of the Term; or (5) showing the Demised Premises during the Term to any mortgagees or prospective purchasers of the Premises. LESSOR shall give LESSEE three (3) business days prior written notice before commencing any nonemergency repair or alteration.

21.2 LESSOR may enter upon the Demised Premises at any time in case of emergency without prior notice to LESSEE.

21.3 LESSOR, in exercising any of its rights under this Article 21, shall not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of LESSEE'S use or possession of the Demised Premises and shall not be liable to LESSEE for same.

21.4 All work performed by or on behalf of LESSOR in or on the Demised Premises pursuant to this Article 21 shall be performed with as little inconvenience to LESSEE'S business as is reasonably possible.

21.5 LESSEE shall not change any locks or install any additional locks on doors entering into the Building without immediately giving to LESSOR a copy of any such lock key. If in an emergency LESSOR is unable to gain entry to the Building by unlocking entry doors thereto, LESSOR may force or otherwise enter the Building, without liability to LESSEE for any damage

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resulting directly or indirectly therefrom. LESSEE shall be responsible for all damages created or caused by its failure to give LESSOR a copy of any key to any lock installed by LESSEE controlling entry to the Building.

21.6 LESSOR reserves the right, from time to time, to make changes, alterations, additions, improvements, repairs or replacements in or to (i) those portions of the Demised Premises which LESSOR is obligated to maintain and repair pursuant to the provisions of Section 7.2 and (ii) to the other portions of the Demised Premises and to the fixtures and equipment in the Building as LESSOR may reasonably deem necessary to comply with any applicable Legal Requirements and/or to correct any unsafe condition; provided, however, that there be no unreasonable obstruction of the means of access to the Demised Premises or unreasonable interference with LESSEE'S use of the Demised Premises and the usable square foot area of the Building is not unreasonably affected thereby. Nothing contained in this Article shall be deemed to relieve LESSEE of any duty, obligation or liability of LESSEE with respect to making any repair, replacement or improvement or complying with any applicable Legal Requirements.

ARTICLE 22

ACCORD AND SATISFACTION

The receipt by LESSOR of any installment of Basic Rent or of any Additional Rent with knowledge of a default by LESSEE under the terms and conditions of this Lease shall not be deemed a waiver of such default. No payment by LESSEE or receipt by LESSOR of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and LESSOR may accept such check or payment without prejudice to LESSOR'S right to recover the balance of such rent or pursue any other remedy in this Lease provided.

ARTICLE 23

SUBORDINATION

23.1 This Lease and the term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect all or

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any portion of the Premises or LESSOR'S interest therein and to all ground leases which may now or at any time hereafter affect all or any portion of the Premises (any such mortgage or ground lease being herein called an "Underlying Encumbrance") .. The foregoing provisions for the subordination of this Lease and the term and estate hereby granted to an Underlying Encumbrance shall be self-operative and no further instrument shall be required to effect any such subordination; provided, however, at any time and from time to time, upon not less than ten (10) days' prior notice by LESSOR, LESSEE shall execute, acknowledge and deliver to LESSOR any and all reasonable instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same.

23.2 If all or any portion of LESSOR'S estate in the Premises shall be sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any mortgage or by law or equity, such person, firm or corporation and each person, firm or corporation thereafter succeeding to its interest in the Premises (a) shall not be liable for any act or omission of LESSOR under this Lease occurring prior to such sale or conveyance, (b) shall not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (c) shall not be bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one month in advance, and (d) shall be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by LESSOR under this Lease only during the period such person, firm or corporation shall hold such interest.

23.3 In the event of an act or omission by LESSOR which would give LESSEE the right to terminate this Lease or to claim a partial or total eviction, LESSEE will not exercise any such right until it has given written notice of such act or omission, or, in the case of the Demised Premises or any part thereof becoming untenantable as the result of damage from fire or other casualty, written notice of the occurrence of such damage, to the holder of any Underlying Encumbrance whose name and address shall previously have been furnished to LESSEE in writing, by delivering such notice of such act, omission or damage addressed to such holder at said address or if such holder hereafter furnishes another address to LESSEE in writing at the last address of such holder so furnished to LESSEE, and, unless otherwise provided herein, until a reasonable period for remedying such act, omission or damage shall have elapsed

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following such giving of such notice, provided any such holder, with reasonable diligence, shall, following the giving of such notice, have commenced and continued to remedy such act, omission or damage or to cause the same to be remedied.

23.4 If, in connection with obtaining financing for the Premises or refinancing any mortgage encumbering the Premises, the prospective lender requests reasonable modifications to this Lease as a condition precedent to such financing or refinancing, then LESSEE hereby covenants and agrees not to unreasonably withhold, delay or condition its consent to such modifications, provided such modifications do not increase the Basic Rent or Additional Rent, do not increase the security deposit, do not reduce the length of the Term, do not affect the termination, extension and/or expansion options, do not materially and adversely affect the leasehold interest created by this Lease and do not materially and adversely affect the manner in which LESSEE'S operations are conducted at the Demised Premises.

ARTICLE 24

LESSEE'S REMOVAL

24.1 Upon the expiration or earlier termination of this Lease, LESSEE shall surrender the Demised Premises to LESSOR in the condition same is required to be maintained under Article 7 of this Lease and broom clean. Any personal property which shall remain in any part of the Demised Premises after the expiration or earlier termination of this Lease shall be deemed to have been abandoned, and either may be retained by LESSOR as its property or may be disposed of in such manner as LESSOR may see fit; provided, however, that, notwithstanding the foregoing, LESSEE will, upon request of LESSOR made not later than thirty (30) days after the expiration or earlier termination of this Lease, promptly remove from the Demised Premises any such personal property.

24.2 If, at any time during the last three (3) months of the Term, LESSEE shall not occupy any part of the Demised Premises in connection with the conduct of its business, LESSOR may elect, at its option, to enter such part of the Demised Premises to alter and/or redecorate such part of the Demised Premises, and LESSEE hereby irrevocably grants to LESSOR a license to enter such part of the Demised Premises in connection with such alterations and/or redecorations. LESSOR'S exercise of such right shall not relieve LESSEE from any of its obligation under this Lease.

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24.3 If LESSEE holds over possession of the Demised Premises beyond the Termination Date, such holding over shall not be deemed to extend the Term or renew this Lease but such holding over shall continue upon the terms, covenants and conditions of this Lease except that LESSEE agrees that the charge for use and occupancy of the Demised Premises for each calendar month or portion thereof that LESSEE holds over (even if such part shall be one day) shall be a liquidated sum equal to one-twelfth (l/12th) of two (2) times the Basic Rent and Additional Rent required to be paid by LESSEE during the calendar year preceding the Termination Date. The parties recognize and agree that the damage to LESSOR resulting from any failure by LESSEE to timely surrender possession of the Demised Premises will be extremely substantial, will exceed the amount of the monthly Basic Rent and Additional Rent payable hereunder and will be impossible to accurately measure. If the Demised Premises are not surrendered upon the expiration of this Lease, LESSEE shall indemnify, defend and hold harmless LESSOR against any and all losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant founded upon such delay, so long as LESSOR has notified LESSEE that LESSOR has executed a lease or other occupancy agreement for all or any portion of the Demised Premises. Nothing contained in this Lease shall be construed as a consent by LESSOR to the occupancy or possession by LESSEE of the Demised Premises beyond the Termination Date, and LESSOR, upon said Termination Date, shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Demised Premises. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

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ARTICLE 25

BROKERS

LESSEE represents to LESSOR that LESSEE has not dealt with any real estate broker or sales representative in connection with this transaction other than Newmark Grubb Knight Frank; the phrase "real estate broker or sales representative" shall be deemed to include any finder/consultant retained by LESSEE, but whose fees are to be paid by LESSOR. LESSEE agrees to indemnify and hold harmless LESSOR, LESSOR'S managing agent, and the respective directors, officers, employees, members and partners of the foregoing entities, or of any partner of the foregoing entities, from and against any threatened or asserted claims, liabilities, losses or judgments (including reasonable attorneys' fees and disbursements) by any real estate broker or sales representative (other than those set forth above) based on alleged contacts between such broker or sales representative and LESSEE which have resulted in allegedly providing such broker or sales representative with the right to claim a commission or finder's fee in connection with this Lease. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

Article 26

NOTICES

All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given hereunder (shall be in writing and shall be delivered by (a) certified mail, postage prepaid, or (b) a nationally recognized overnight delivery service (such as Federal Express), addressed as follows:

To LESSOR:

MATRIX/AEW NB, LLC

c/0 Matrix Realty, Inc.

3 Centre Drive

Jamesburg, New Jersey 08831

Attention: Joseph S. Taylor

with a copy to:

MATRIX/AEW NB, LLC

c/O Matrix Realty, Inc.

Forsgate Drive

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CN 4000

Cranbury, New Jersey 08512

Attention: Donald M. Epstein

To LESSEE (prior to the Commencement Date):

Millenium Vascular Management Group of New Brunswick LLC

400 Garden City Plaza, Suite 440

Garden City, New York 11530

To LESSOR (after the Commencement Date):

Millenium Vascular Management Group of New Brunswick LLC

Plaza I

303 George Street

New Brunswick, New Jersey 08901

Attention: [______________]

with a copy to:

[____________]

[____________]

[____________]

[____________]

The foregoing addresses may be changed or supplemented by written notice given as above provided. Any such notice sent by mail shall be deemed to have been received by the addressee on the third (3rd) business day after posting in the United States mail, or, if transmitted by overnight delivery service, on the first (1st) business day after transmittal. Counsel for a party may give notice to the other party with the same effect as if given by a party.

ARTICLE 27

NATURE OF LESSOR'S OBLIGATIONS

Anything in the Lease to the contrary notwithstanding, no recourse or relief shall be had under any rule of law, statute or constitution or by any enforcement of any assessments or penalties, or otherwise or based on or in respect of this Lease (whether by breach of any obligation, monetary or non-monetary), against LESSOR, it being expressly understood that all obligations of LESSOR under or relating to this Lease are solely obligations payable out of the Premises and are compensable solely therefrom. It is expressly understood that all such liability is and is being expressly waived and released as a condition of and as a condition for the execution of this Lease, and LESSEE expressly waives and releases all such liability as a

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condition of, and as a consideration for, the execution of this Lease by LESSOR.

ARTICLE 28

RESERVED

ARTICLE 29

MISCELLANEOUS

29.1 This Lease may not be amended, modified or nor may any obligation hereunder be waived, orally, and no such amendment, modification, termination or waiver, shall be effective unless in writing and signed by the party against whom enforcement thereof is sought. No waiver by LESSOR of any obligation of LESSEE hereunder shall be deemed to constitute a waiver of the future performance of such obligation by LESSEE. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby. This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, except as provided in Article 16. Upon due performance of the covenants and agreements to be performed by LESSEE under this Lease, LESSOR covenants that LESSEE shall and may at all times peaceably and quietly have, hold and enjoy the Demised Premises during the Term, without molestation or hindrance by LESSOR or any party claiming through or under LESSOR. The table of contents and the article headings are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. [Schedules A, B, C, D, E and F annexed hereto are incorporated into this Lease. This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

29.2 No act or thing done by LESSOR or LESSOR'S agents during the Term shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by LESSOR. No employee of LESSOR or LESSOR'S agents shall have any authority to accept the keys to the Demised Premises prior to the Termination Date and the delivery of keys to any employee of

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LESSOR or LESSOR'S agents shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Demised Premises.

29.3 LESSOR'S failure during the Term to prepare and deliver any of the statements, notices or bills set forth in this Lease shall not in any way cause LESSOR to forfeit or surrender its rights to collect any amount that may have become due and owing to it during the Term.

29.4 (a) LESSOR hereby reserves the right, at its sole option, to relocate LESSEE to other space within the Building (the "New Space") at any time during the Term so long as the following preconditions are satisfied:

(i) The rentable square footage of the New Space is the same as, or within 100 square feet of (plus or minus), the rentable square footage of the Demised Premises; and

(ii) LESSOR, at its sole cost and expense, has completed the New Space and has prepared the same for LESSEE'S occupancy so that the level of finish therein is reasonably comparable to the level of finish of the Demised Premises.

If LESSOR elects to exercise its relocation right, LESSOR agrees to notify LESSEE of said exercise and of the estimated date of the relocation, which date shall not be less than sixty (60) days after the date of LESSOR'S notice.

(b) Within twenty (20) days following the giving by LESSOR of a notice stating that the rentable square footage of the New Space satisfies that requirement of clause (a) (i) above and that the New Space is substantially completed in accordance with the requirements of clause (a)(ii) above, LESSEE shall vacate the Demised Premises and move into the New Space. LESSOR agrees to reimburse LESSEE for all reasonable costs and expenses incurred by LESSEE in connection with (i) moving its equipment, furniture and other personal property from the Demised Premises to the New Space, (ii) installing its telephone and computer systems in the New Space and (iii) installing its identification sign at the entrance to the New Space; said reimbursement shall be made within thirty (30) days following LESSOR'S receipt of evidence reasonably satisfactory to it setting forth in reasonable detail the costs and expenses incurred by LESSEE and a description of services performed.

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(c) In the event LESSOR exercises its right to relocate LESSEE, LESSOR and LESSEE hereby agree, within twenty (20) days after LESSEE takes possession of the New Space, to promptly amend those provisions of this Lease which are affected by the relocation and the change, if any, in the rentable square footage. If the amount of the Basic Rent and LESSEE'S Proportionate Share are affected, the Basic Rent and Additional Rent payable or paid for the calendar month in which the move to the New Space occurs shall be equitably adjusted, and LESSEE shall pay to LESSOR any balance owing to LESSOR within five (5) business days after the date LESSEE takes possession of the New Space, or alternatively, LESSOR shall reimburse to LESSEE any monies owing to LESSEE within five (5) business days after the date LESSEE takes possession of the New Space.

(d) After LESSEE takes possession of the New Space, the term "Demised Premises", as used in this Lease, shall be deemed to refer to and include the New Space.

29.5 LESSEE shall keep proper books and records of account in accordance with generally accepted accounting principles consistently applied. LESSEE shall deliver to LESSOR, within one hundred eighty (180) calendar days after the close of each of its fiscal years, a balance sheet and statement of income and expense for such year (which shall separately set forth the expenses of the Demised Premises). In addition, LESSEE shall provide to LESSOR, within ten (10) calendar days after request, with such other information with respect to LESSEE as LESSOR may reasonably request from time to time. All financial statements shall include a complete comparison with the figures for the preceding year, and shall be certified by (a) the chief financial officer of LESSEE or, (b) if prepared by any accounting firm, by such accounting firm.

29.6 (a) LESSOR hereby advises LESSEE that the parking areas servicing the Building at present consists of a lot located on the Adjacent Parking Parcel (the "Lot"). LESSEE acknowledges that the Lot is currently open to the public and services all of the tenants of the Building, at rates established from time to time by the operator of the Lot. LESSEE agrees to observe, and to cause LESSEE'S employees to observe, reasonable safety precautions in the use of the automobile parking spaces in the Lot, and to comply with, and to cause LESSEE'S employees and invitees to comply with, all reasonable rules and regulations promulgated from time to time by LESSOR or the operator of the Lot, including, but not limited to, the prohibition of overnight parking.

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(b) LESSEE acknowledges that if a tenant of the Building uses a disproportionate number of spaces in the Lot, the other tenants of the Building may not have sufficient parking for their employees and invitees. Accordingly, LESSEE agrees that, upon the written request of LESSOR, it shall cause its officers, employees, agents and invitees to park in no more than eight (8) spaces in the Lot, notwithstanding the fact that the Lot is open to the general public. The failure of LESSEE to comply with the terms and provisions of this Section 29.6(b) shall be deemed to be a default by LESSEE of its obligations hereunder and, in such event, LESSOR shall have the right to exercise any rights or remedies it may have under Articles 19 and 20 above, including the termination of this Lease.

(c) LESSOR does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parking in the Lot, or to any personal property located therein.

(d) Nothing in this Lease shall be deemed or construed (i) to give LESSEE the right to use any parking spaces in the Lot or any other rights with respect to the Lot or the property on which the Lot is situated, (ii) as a representation, warranty or agreement that the Lot will continue to be operated as a parking facility, or (iii) to obligate LESSOR to police, regulate or otherwise control the use of the Lot by other tenants of the Building or third parties or to furnish any other work or service with respect to the Lot. If LESSEE desires to utilize any parking spaces in the Lot, LESSEE shall enter into a separate agreement with LESSOR or the operator of the Lot for such parking spaces; provided, however, that nothing contained in this Lease shall be construed as an obligation on the part of LESSOR or the operator of the Lot to enter into any such agreement with LESSEE.

29.7 LESSEE shall be entitled (i) to use LESSEE'S Proportionate Share of the spaces available on the office building directory located on the main floor of the Building and (ii) to use LESSEE'S prorata share (determined by dividing the rentable square footage of the Demised Premises by the aggregate rentable square footage of the first floor) of the spaces available on the floor directory located in the elevator lobby on the first (1st) floor of the Building. LESSOR shall pay the cost of the initial listings on said directories, but LESSEE shall pay the costs of any changes to the listings. LESSEE

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acknowledges and agrees that the cost of maintaining the directories shall be part of LESSOR'S Operating Expenses.

29.8 The submission of this Lease to LESSEE for examination does not constitute an offer to lease the Demised Premises on the terms set forth herein, and this Lease shall become effective as a lease agreement only upon the execution and delivery of the Lease by LESSOR and LESSEE.

29.9 Subject to all applicable Legal Requirements and to LESSOR'S rules and regulations, LESSEE shall be permitted keyed access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week.

29.10 The term "LESSOR", as used in this Lease, shall mean only the owner of the title to the Premises as of the date in question. Upon the sale, transfer or other conveyance by LESSOR of the Premises, LESSOR shall be released from any and all liability under this Lease arising after the date of such sale, transfer or other conveyance.

29.11 Notwithstanding anything to the contrary contained in this Lease, (A) LESSEE acknowledges and agrees that LESSEE has no rights to use all or any part of the Adjacent Office Parcel, the Adjacent Parking Parcel or the Lot, and (B) LESSOR reserves the right, in its sole discretion at any time, to modify or alter the Premises, the Adjacent Office Parcel, the Adjacent Parking Parcel and/or the Lot, including, but not limited to, (i) expanding, reducing and otherwise modifying or altering the Building and/or other improvements; (i i) constructing additional buildings and/or improvements; and (iii) increasing or decreasing the size of the Land and/or increasing, decreasing or eliminating the common areas and facilities on the Adjacent Office Parcel and/or the Adjacent Parking Parcel; provided, however, if, as a result of LESSOR'S exercise of its rights hereunder, the acreage of the Land is reduced or increased or the rentable square footage of the Building is reduced or increased, then, in either event, LESSOR shall equitably adjust those expenses affected by such action.

29.12 LESSEE is responsible for and is required to reimburse LESSOR, as Additional Rent, within thirty (30) days after demand, for all reasonable fees, costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, which LESSOR incurs in reviewing any proposed assignment of this Lease, any proposed sublease of the Demised Premises or any part thereof, and any plans and specifications,

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permits, approvals, and applications for or notices of additions, improvements and alterations to the Demised Premises, and in reviewing any other matter which requires the consent or approval of LESSOR under this Lease.

ARTICLE 30

USA PATRIOT ACT

30.1 LESSEE represents, warrants and covenants that neither LESSEE nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001)("Order")and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii)is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of "Designated Nationals" as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107- 108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders"); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

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ARTICLE 31

EARLY TERMINATION RIGHT

31.1 Subject to the terms of this Article 31, LESSEE shall have the right to terminate this Lease as of the last day of the month during which the third (3rd) anniversary of the Commencement Date occurs (the "Early Termination Date"), provided (i) LESSEE notifies LESSOR in writing (the "Early Termination Notice") of LESSEE'S termination of this Lease prior to the one hundred eightieth (180th) day after the second (2nd) anniversary of the Commencement Date, time being of the essence with respect to such notice, (ii) LESSEE is not in default under the terms and conditions of this Lease as of the giving of the Early Termination Notice or as of the Early Termination Date, and (iii) within sixty (60) days after the date of the Early Termination Notice, LESSEE pays to LESSOR an amount equal to the Termination Payment. If either of the conditions set forth in clauses (i) or (ii) of the preceding sentence is not satisfied, then LESSEE shall be deemed to have waived its early termination option. If LESSEE fails to pay the Termination Payment within sixty (60) days after the date of the Early Termination Notice, then, at LESSOR'S option, either (i) this Lease shall remain in full force and effect, or (ii) the Lease shall terminate and expire as of the Early Termination Date. LESSOR'S election pursuant to the immediately preceding sentence shall not be deemed a waiver of LESSEE'S obligation to pay the Termination Payment or LESSEE'S default for failure to pay the Termination Payment as required herein.

31.2 (a) LESSOR shall use good faith efforts to notify LESSEE, within thirty (30) days after receipt of the Early Termination Notice, of the amount of the Termination Payment. LESSOR'S failure to notify LESSEE of the amount of the Termination Payment shall not be deemed to be a waiver of LESSOR'S right to receive, or LESSEE'S obligation to pay, the Termination Payment.

(b) As used herein, the term "Termination Payment" shall mean the sum of (a) the unamortized costs and expenses incurred by LESSOR in connection with the Finish Work, plus (b) the unamortized portion of any brokerage commission paid in connection with this Lease, plus (c) the unamortized legal fees and expenses incurred by LESSOR in connection with this Lease (the foregoing set forth in clauses (a), (b) and (c) shall be collectively referred to as the "Lease Expenses"). For the

67

purposes hereof, the Lease Expenses, together with interest thereon at a rate of nine percent (9%) per year, shall be amortized (on a straight line basis) over the period commencing on the Commencement Date and ending on the last day of the month during which the day immediately preceding the fifth (5th) anniversary of the Commencement Date occurs.

31.3 The rights granted to LESSEE under this Article 31 are personal to Millennium Health Care Inc., and they cannot be assigned separately from this Lease or in connection with an assignment of this Lease.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

WITNESS:			LESSOR:
(SEAL)			MATRIX/AEW NB, LLC
BY: Taylor/Epstein Investment
Fund, LLC, its Manager

		By:	/s/ Donald M. Epstein
Name: Donald M. Epstein
Title: Manager

ATTEST:			LESSEE:
(SEAL)			MILLENIUM HEALTH CARE INC.

		By:	/s/ Chris Amandola
	Secretary		Name: Chris Amandola
Title: President

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SCHEDULE A

DESCRIPTION OF LAND

All that certain lot, tract or parcel of land situate, lying and being in the City of New Brunswick, in the County of Middlesex, and the State of New Jersey being described as follows:

BEGINNING at a point on the Easterly Right of Way line of George Street (60.00 feet wide), said point being located 28.33 feet Northerly from the intersection of the aforesaid Easterly sideline of George Street with the Northerly Right of Way line of New Street (variable width), if same were extended to form an intersection, said beginning point being also described in Deed Book 4878 Page 379 and re-recorded in Deed Book 4888 Page 288; thence running:

1)          Along the aforesaid Easterly sideline of George Street, North 09 degrees 28 minutes 45 seconds West, a distance of 86.37 feet to a point; thence

2)          North 80 degrees 26 minutes 29 seconds East, a distance of 179.52 feet to a point; thence

3)          North 09 degrees 33 minutes 42 seconds West, a distance of 5.26 feet to a point; thence

4)          North 80 degrees 26 minutes 29 seconds East, a distance of 53.16 feet to a point; thence

5)          South 09 degrees 22 minutes 33 seconds East, a distance of 132.89 feet to a point on the aforesaid Northerly sideline of New Street; thence

6)          Along the aforesaid Northerly sideline of New Street, on a curve to the right, having a radius of 1311.47 feet and an arc length of 44.00 feet to a point; thence

7)          Continuing along the aforesaid Northerly sideline of New Street, South 83 degrees 48 minutes 30 seconds West, a distance of 160.45 feet to a point; thence

8)          Along a curve to the right, having a radius of 30.00 feet and an arc length of 45.40 feet to a point on the aforesaid Easterly sideline of George Street, said point being the point and place of BEGINNING.

Schedule A - 1

BEING known and designated as Lot 1 in Block 117. 01 (formerly Lot 1 in Block 118) as shown on the Official Tax Rolls of the City of New Brunswick, Middlesex County, New Jersey.

The above description being drawn in accordance with a survey prepared by Birdsall Services Group, dated April 11, 2012 and revised to April 30, 2012.

Schedule A - 2

SCHEDULE B

BASIC RENT

The Basic Rent (inclusive of electricity at $1.75 per rentable square foot) shall be payable in equal monthly installments, in advance, on the Basic Rent Payment Dates, commencing on the Commencement Date, except that LESSEE shall pay the first (1st) installment of Basic Rent upon LESSEE'S execution and delivery of this Lease.

Section I:

The Basic Rent for the initial five (5) year Term shall be as follows: (a) for the period from the Commencement Date to the day immediately preceding the first (1st) anniversary of the Commencement Date, inclusive, the Basic Rent shall be $64,080.00 per annum, payable in equal monthly installments of $5,340.00;

(b)          for the period from the first (1st) anniversary of the Commencement Date to the day immediately preceding the second (2nd) anniversary of the Commencement Date, inclusive, the Basic Rent shall be $66,216.00 per annum, payable in equal monthly in stallments of $5,518.00;

(c)          for the period from the second (2nd) anniversary of the Commencement Date to the day immediately preceding the third (3rd) anniversary of the Commencement Date, inclusive, the Basic Rent shall be $67,640.00 per annum, payable in equal monthly installments of $5,636.67;

(d)          for the period from the third (3rd) anniversary of the Commencement Date to the day immediately preceding the fourth (4th) anniversary of the Commencement Date, inclusive, the Basic Rent shall be $69,064.00 per annum, payable in equal monthly in stallments of $5,755.33; and

(e)          for the period from the fourth (4th) anniversary of the Commencement Date to the last day of the month during which the day immediately preceding the fifth (5th) anniversary of the Commencement Date occurs, inclusive, the Basic Rent shall be $70,488.00 per annum, payable in equal monthly installments of $5,874.00.

Schedule B - 1

Section II:

(a)          The Basic Rent for the Option Period shall be equal to the greater of (i) the then fair market rental value of the Demised Premises as of the commencement of the Option Period (as determined pursuant to the provisio ns set forth below) or (ii) the annual Basic Rent payable during the last Lease Year of the original five (5) year Term.

(b)          On or before the first (1st) day of the eleventh (11th) calendar month preceding the then Termination Date, LESSOR shall notify LESSEE of its determination of the fair market rental value of the Demised Premises for the Option Period. If LESSOR 'S determination is equal to or less than the annual Basic Rent then payable by LESSEE, then the Basic Rent during the Option Period shall be the annual Basic Rent then payable by LESSEE; and if LESSOR 'S determination is more than the annual Basic Rent then payable by LESSEE, then the Basic Rent during the Option Period shall be equal to LESSOR 'S determination, subject, however, to LESSEE 'S right to object to such determination as provided in paragraph (c) below.

(c)          LESSEE shall have the right to object to LESSOR 'S determination of the fair market rental value by notice given to LESSOR within fifteen (15) days after receipt of LESSOR 'S determination. If LESSEE objects to such fair market rental value, and if the parties are unable to resolve the dispute within thirty (30) days after LESSOR 'S receipt of LESSEE 'S objection notice, then the fair market rental value of the Demised Premises shall be determined pursuant to the provisions of the immediately following paragraph.

Schedule B - 2

(d)          The phrase "fair market rental value " shall mean the rent generally payable in the general area of New Brunswick, New Jersey for premises of approximately the same size, level of tenant improvement and condition as the Demised Premises in a building comparable to the Building for an equivalent term. On or before the ninetieth (90th) day preceding the commencement of the Option Period in question, LESSOR and LESSEE shall each appoint an appraiser who is a member of the Member Appraisal Institute (MAI) of the American Institute of Real Estate Appraisers. In the event either party fails to so appoint an appraiser on or before the day specified in the preceding sentence, the person appointed as the appraiser may appoint an appraiser to represent the party having failed to appoint an appraiser within ten (10) days after the expiration of such period. The two appraisers appointed in either manner shall then proceed to appraise the Demised Premises and determine its fair market rental value. In the event of their inability to reach a determination of the fair market rental value within thirty (30) days after their appointment, then they shall select a third appraiser. Said third appraiser shall appraise the Demised Premises within thirty (30) days after his or her appointment to determine its fair market rental value. In such event, for the purposes of clause (i) of Section II (a) above, the fair market rental value of the Demised Premises shall be the average of the two (2) closest appraisals. LESSOR and LESSEE agree to be bound by the determination of the fair market rental value of the Demised Premises by the appraisers. Each party shall be responsible for the fees and disbursements of its appraiser and attorneys, and the parties shall share equally the fees and disbursements of the third (3rd) appraiser.

(e)          In the event a final determination of the annual Basic Rent for the Option Period has not been made by the commencement date of the Option Period, then LESSEE shall pay to LESSOR the Basic Rent at the same rate as most recently paid by LESSEE. When the annual Basic Rent for the Option Period has been determined, LESSEE shall pay to LESSOR, with the next monthly installment of Basic Rent due after such determination, an amount equal to the difference between the Basic Rent previously paid during the Option Period and the amount which would have been payable had the annual Basic Rent for the Option Period been made as of the commencement of the Option Period.

Schedule B - 3

SCHEDULE C

FLOOR PLAN

Schedule C - 1

SCHEDULE C
FLOOR PLAN

A
B
C
D
1
2
3
4
5
6
7
8
9
DEMISED PREMISES
AZTEC
AZTEC ARCHITECTS, P.C.
Woodbridge Place
517 Route One South
Iselin, New Jersey 08830
Drawing Location: 303 GEORGE STREET
Tenant Name:
Job #:
Drawing Title: EXISTING CONDITIONS
Date: 11/08/06
Scale: 1/8"=1'-0"
Drn By: AZI
Chk By:
P.I.C.: KMK
PLAN NORTH

SCHEDULE D

FINISH WORK

1.          As soon as reasonably possible after the date of this Lease, LESSOR shall (subject to Excusable Delay) using Building standard methods and materials, (i) combine two rooms in the Demised Premises to create one room approximately twenty-two (22) feet x twelve (12) feet, as shown on Schedule E annexed hereto, (ii) create double swing entry doors to the newly created room as shown on Schedule E annexed he re to (iii) re install a sink with base cabinets and countertop as shown on Schedule E annexed here to, (iv) remove any of the previous tenant's equipment from Demised Premises as shown on Schedule E annexed hereto, (v) repair and / or replace, at LESSOR'S option, any stained or broken ceiling tiles within the Demised Premises, (vi) repaint the walls within the Demised Premises with one (1) coat of Building standard paint in a color selected by LESSEE from LESSOR'S Building standard paint chart, (vii) recarpet the portions of the Demised Premises which are carpeted as of the date hereof with Building standard carpeting in a color selected by LESSEE from LESSOR'S Building standard select ion of carpet, which recarpeting shall include installation of cove wall base a s shown on Schedule E annexed hereto, and (viii) replace any outlets, lighting and / or window treatments which are not in operating condition as of the date hereof (such work shall be collectively refer red to he rein as the "Finish Work").

Schedule D - 1

SCHEDULE E

DRAWINGS

Schedule E - 1

SCHEDULE E
DRAWINGS

A
B
C
D
1
2
3
4
5
6
7
8
9
Location of sink and base cabinets
Location of combined rooms and double swing entry doors.
AZTEC
AZTEC ARCHITECTS, P.C.
Woodbridge Place
517 Route One South
Iselin, New Jersey 08830
Drawing Location: 303 GEORGE STREET
Tenant Name:
Job #:
Drawing Title: EXISTING CONDITIONS
Date: 11/08/06
Scale: 1/8"=1'-0"
Drn By: AZI
Chk By:
P.I.C.: KMK
PLAN NORTH

SCHEDULE F

ROLES AND REGULATIONS

1.          Obstruction of Passageways: The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by LESSEE or LESSEE 'S Visitors, or used by LESSEE or LESSEE 'S Visitors for any purpose other than ingress and egress to and from the Demised Premises.

2.          Windows: Windows in the Demised Premises shall not be covered or obstructed by LESSEE. No bottles, parcels, or other articles shall be placed on the windowsills, in the halls, or in any other part of the Building other than the Demised Premises. No carpet, rug or other article shall be hung, shaken or thrown out of the doors or windows of the Demised Premises and LESSEE shall not sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building.

3.          Projections from the Building: No awnings, air conditioning units, or other fixtures shall be attached to the outside walls or the windowsills of the Building or otherwise affixed so as to project from the Building, without the prior written consent of LESSOR.

4.          Signs: No sign, notice or lettering shall be affixed, inscribed or exhibited by LESSEE to any part of the outside of the Demised Premises or the Building, or any part of the inside of the Demised Premises so as to be visible from the outside of the Building, without the prior written consent of LESSOR. However, LESSEE shall have the right to place its name on any door leading into the Demised Premises, the size, color and style thereof to be subject to the LESSOR 'S approval. In the event of the violation of the foregoing by LESSEE, LESSOR may remove and dispose of same without any liability, and may charge the expense incurred by such removal to LESSEE.

5.          Floor Coverings: LESSEE shall not lay any hard surface flooring so that the same shall come in direct contact with the floor of the Demised Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt first shall be fixed to the floor by a water soluble paste; use of cement or other similar adhesive material being expressly prohibited. LESSEE shall reimburse LESSOR for the cost of any sound insulation required in the Demised Premises below the hard surface flooring area.

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6.          Interference with Occupants of the Building: LESSEE shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the Demised Premises. LESSEE shall not suffer the Demised Premises to be used in an manner offensive or objectionable to LESSOR or other occupants of the Building by reason of unseemly or disturbing noise, odor and/or vibrations and shall not interfere in any way with other tenants or those having business with them. LESSEE will keep all mechanical apparatus in the Demised Premises free of vibration and noise which may be transmitted beyond the limits of the Demised Premises.

7.          Smoking: Smoking or carrying lighted cigars, pipes or cigarettes in the Building is prohibited.

8.          Locks, Keys: LESSEE shall give to LESSOR a duplicate or master key or access card or code for each and every door in the Demised Premises. LESSEE, shall, on the termination of LESSEE 's tenancy, deliver to LESSOR all keys to any space within the Building, either furnished to or otherwise procured by LESSEE, and in the event of the loss of any keys furnished, LESSEE shall pay to LESSOR the cost thereof. LESSEE, before closing and leaving the Demised Premises each day, shall ensure that all windows are closed and entrance doors locked. LESSEE, at its expense, shall be responsible for repair to all doors and locks which are in violation of this Rule and shall pay any alarm fees resulting from LESSOR 's entrance into the Demied Premises as permitted under the Lease.

9.          Contractors/Janitors: LESSEE shall not enter into any contract whatsoever with any supplier of towels, water, toilet articles, or with any provider of waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, or for removal of water, paper, rubbish or garbage, or other like service without the prior writ en consent of LESSOR. No vending machine of any kind shall be installed in the Demised Premises without the prior written consent of LESSOR. LESSEE shall not employ any person or per sons other than LESSOR's janitors for the purpose of cleaning the Demised Premises, without prior writ ten consent of LESSOR. LESSOR shall not be responsible to LESSEE for any loss of property from the Premises, however occurring, or for any damage done to the effects of LESSEE by such janitors or any of its employees, or by any other person or any other cause.

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10.         Mechanical, Plumbing, Electric, Life Safety or Telephone Work: LESSEE shall at no time perform any alternation, additions or repairs to the air conditioning, heating, ventilating, plumbing, fire protection, or electrical systems servicing the Premises, without obtaining the prior written consent of LESSOR. LESSOR reserves the right through the use of its own contractors, to perform all work on these systems. All telephone work shall be performed by LESSEE in accordance with the provisions of the Lease and all Legal Requirements and shall be installed so as not to interfere with the operation of any fire dampers, or fire separation systems. All penetrations shall be sealed to maintain the integrity of the fire separation walls. LESSEE shall reimburse LESSOR for all restoration work required that is not performed by LESSEE as outlined above. The location of all plumbing; electrical; heating, ventilation and air conditioning; and telephone work which is to be installed in the Premises shall be subject to LESSOR 's approval which shall include a review of the number of appliances and their locations. Plumbing facilities shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags, sanitary napkins, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this Rule shall be born by LESSEE. When electric wiring of any kind is introduced, it must be connected as directed by LESSOR and no stringing or cutting of wires will be allowed, except by prior written consent of LESSOR and shall be done by contractors approved by LESSOR.

11.         Movement of Furniture, Freight or Bulky Matter: LESSEE shall not move any safe, heavy machinery, heavy equipment or fixtures into or out of the Building without LESSOR 's prior consent. If such matter requires special handling, all work in connection therewith shall comply with all Legal Requirements and shall be done during such hours as LESSOR may designate. Freight, furniture and bulky matter shall be delivered to and removed from the Demised Premises only on the freight elevators, if provided, and through service entrances and corridors during hours designated by LESSOR. No hand trucks may be used in the movement of heavy equipment except those with rubber tires and sideguards. LESSEE shall provide protection of all floor surfaces during the movement of furniture or heavy equipment as may be reasonably required by LESSOR. LESSEE shall be responsible for the cost of removal of all boxes, garbage and debris caused by the movement of any heavy or bulky equipment or fixtures. LESSOR reserves the right to prescribe the maximum weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and prevent any unsafe condition from arising. The cost of any additional reinforcing required shall be the responsibility of LESSEE. LESSOR reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease.

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12.         Advertising: LESSOR shall have the right to prohibit any advertising by LESSEE which in LESSOR 's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices and upon written notice from LESSOR, LESSEE shall refrain from or discontinue such advertising.

13.         Parking Areas: No part of the driveways, loading areas or parking areas shall be used for washing, maintaining, repairing or installing parts in any vehicle except to the extent that repairs are reasonably necessary to fix a flat tire or start an engine enabling the vehicle to be driven from the Premises or the Adjacent Parking Parcel. No vehicle shall be towed from the Premises by LESSEE except after LESSEE informs LESSOR of such removal. Overnight parking of vehicles is prohibited without the prior written consent of LESSOR. LESSEE shall take reasonable action to ensure that LESSEE 'S Visitors do not utilize any par king spaces designated for the use of others, nor park in any driveways, fire lanes or other areas not striped for vehicular parking.

14.         HVAC: If the Building contains central air conditioning and ventilation, LESSEE agrees to keep all windows and exterior doors closed at all times and to abide by all Rules and Regulations issued by LESSOR with respect to such services.

15.         Non-Observance or Violation of Rules by Other Tenants: LESSOR shall not be liable to LESSEE for any violation or non observance of the Rules and Regulations by any other tenant, its servants, employees, agents, visitors, invitees, sublessees or licensees, nor is LESSOR obligated to enforce the Rules and Regulations or the terms, covenants, or conditions in any other lease against any other tenant.

16.         After Hours Use: LESSOR reserves the right to exclude from the Premises between the hours of 6:00 p.m. and 8:00 a.m. from Monday to Friday, inclusive, and between the hours of 1:00 p.m. on Saturday and 8:00 a.m. on the following Monday, as well as Building Holidays any visitor not authorized by LESSEE to have access.

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17.         Rubbish: To the extent required by Legal Requirements, LESSEE shall separate its rubbish into separate categories. Any excess trash or garbage which LESSEE generates beyond that generated by a normal office user and all garbage from LESSEE 's food service operation, if any, shall be removed by LESSOR upon notice from LESSEE, at LESSEE 's sole cost and expense. LESSEE shall not dispose of any hazardous substance or waste in wastebaskets, boxes, or in LESSOR 'S dumpster or trash compactor.

18.         Prohibited on Premises: LESSEE shall not conduct, or perm it any other person to conduct, any auction upon the Demised Premises; manufacture or store goods, wares or merchandise upon the Demised Premises, without the prior written consent of LESSOR, except the storage of usual general office type supplies to be used by LESSEE in conducting of its business; or permit the Demised Premises to be used for gambling. LESSEE shall not permit any portion of the Demised Premises to be used for the storage, manufacture or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop. Canvassing, soliciting, pamphletting and peddling in the Building and about the sidewalks, driveways, and parking areas are expressly prohibited and LESSEE shall cooperate to prevent the same. LESSEE shall report all peddlers, solicitors and beggars to LESSOR. No vehicles or animals of any kind shall be brought into or kept in or about the Premises, except as used in accordance with the Americans with Disabilities Act.

19.         LESSOR hereby reserves to itself any and all rights not granted to LESSEE under the Lease, including, but not limited to, the following rights which are reserved to LESSOR for the purpose of operating the Building:

(a)	The exclusive right to use the name of the Building for all purposes, except that LESSEE may use the name as its business address and for no other purpose;

(b)	The right to change the name or address of the Building, without incurring any liability to LESSEE for doing so;

(c)	The right to install and maintain a sign or signs on the exterior of the Building;

(d)	The exclusive right to use or dispose of the use of the roof of the Building;

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(e)	The right to limit the space on any directory of the Building and any floor directory allotted to LESSEE;

(f)	The right to grant to anyone the right to conduct any particular business or undertaking in the Building.

20.         In the event of any inconsistency between the terms of this Schedule F and the text of the Lease, the terms of the text of the Lease shall control.

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